                                                                   EXHIBIT 10.28

[EQUITY OFFICE LETTERHEAD]

July 7, 1999

VIA HAND DELIVERY

Exactium, Inc.
Lakeside Building
5775-B Glenridge Drive, Suite 200
Atlanta, Georgia 30328
Attention: Jeanne B. Jambor

Re: Office Lease Agreement dated as of December 4, 1997, by and between EOP-LAKESIDE OFFICE, L.L.C., a Delaware limited liability company (as successor by merger to Beacon Properties, L.P.), as Landlord, and EXACTIUM, INC., a Delaware corporation, as Tenant, relating to which Landlord has leased to Tenant certain premises containing approximately 10,638 rentable square feet (the "Premises") on the 2nd floor of the building commonly known as Lakeside Building B located at 5775-B Glenridge Drive, Atlanta, Georgia 30328 (the "Building"), which lease has been previously amended by instruments dated May 14, 1999 (the "First Amendment") and June 22, 1999 (the "Second Amendment") (collectively, the "Lease").

Dear Ms. Jambor:

      In order to correct a clerical error, the parties to the Lease hereby agree that Section II.D of the Second Amendment is revised by deleting Section II.D. and replacing it with the following: "Twelve (12) equal installments of $2,322.55 each payable on or before the first day of each month during the period beginning February 1, 2002, and ending January 31, 2003."

      Please acknowledge your agreement to the foregoing by executing all three
(3) copies of this letter agreement and return two (2) fully executed copies of the same to my attention.

                                      Sincerely,

                                      EOP Operating Limited Partnership, a
                                      Delaware limited partnership, as agent for Landlord

                                      By: Equity Office Properties Trust, a
                                          Maryland real estate investment trust,
                                          its managing general partner

                                          By: /s/  ANNE WOOD
                                             -----------------------------------
                                          Name: Anne Wood
                                          Title: Property Manager

Ms. Jeanne B. Jambor
July 7, 1999
Page 2


The undersigned hereby agree to the
foregoing as of 7/7, 1999

EXACTIUM, INC., A DELAWARE CORPORATION


By: JEANNE B. JAMBOR
   --------------------------

Name: JEANNE B. JAMBOR
     ------------------------

Title: CFO
      -----------------------

[EQUITY OFFICE LETTERHEAD]
LAKESIDE

Date: 03/16/99

Tenant: Exactium, Inc.

Address: 5775 B Glenridge Drive
         Suite - 200
         Atlanta, Georgia 30328

Re:   Commencement Letter with Respect to that certain Lease Dated DECEMBER
      4, 1997 by and between BEACON PROPERTIES, L.P. whose interest has been assigned to EQUITY OFFICE PROPERTIES TRUST as Landlord, and EXACTIUM, INC., as Tenant, for 6,968 square feet of Rentable Area on the SECOND floor of the Building located at 5775 B GLENRIDGE DRIVE ATLANTA, GEORGIA 30328.

Dear Mrs. Jambor:

In Accordance with the terms and conditions of the above reference Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

      1. The Commencement Date of the Lease is JANUARY 23, 1998.

      2. The Termination Date of the Lease is JANUARY 31, 2003.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention

Sincerely,

[ILLEGIBLE]

Property Manager


Agreed and Accepted:

      Tenant: EXACTIUM, INC.
             ---------------------
      By: /s/ JEANNE B. JAMBOR
         -------------------------
      Name: JEANNE B. JAMBOR
           -----------------------
      Title: CFO
            ----------------------
      Date: 1/16/99
           -----------------------

------------------------------------------------------------------------------------------------------------------------------------
                 ACORD(TM) CERTIFICATE OF LIABILITY INSURANCE                                                        DATE (MM/DD/YY)
                                                                                                                            4/06/99
------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                                     THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
                                                                             ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER.
  JSL & CO. OF ATLANTA                                                       THIS CERTIFICATE DOES NOT AMEND, EXTEND, OR ALTER THE
  J. Smith Lanier & Company                                                  COVERAGE AFFORDED BY THE POLICIES BELOW.
  P.O. Box 80707                                                             -------------------------------------------------------
  Atlanta, GA 30366-0707                                                                  COMPANIES AFFORDING COVERAGE
  (770) 476-1770                                                             -------------------------------------------------------
                                                                             COMPANY
                                                                                A    Federal Insurance Co.
------------------------------------------------------------------------------------------------------------------------------------
INSURED                                                                      COMPANY
                                                                                B
  Exactium, Inc                                                              -------------------------------------------------------
  5775-B Glenridge Dr.                                                       COMPANY
  Atlanta, GA 30328                                                             C
                                                                             -------------------------------------------------------
                                                                             COMPANY
                                                                                D
------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
------------------------------------------------------------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD
INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE
CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS,
EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------
CO                                                        POLICY EFFECTIVE  POLICY EXPIRATION
LTR  TYPE OF INSURANCE                    POLICY NUMBER   DATE (MM/DD/YY)    DATE (MM/DD/YY)                  LIMITS
------------------------------------------------------------------------------------------------------------------------------------
 A   GENERAL LIABILITY                    35364820T16        12/30/98          12/30/99        GENERAL AGGREGATE             $2,000
                                                                                               -------------------------------------
      X    COMMERCIAL GENERAL LIABILITY                                                        PRODUCTS-COMP/OP AGG          $2,000
     ---                                                                                       -------------------------------------
           CLAIMS MADE   X  OCCUR                                                              PERSONAL & ADV INJURY         $1,000
     ---                ---                                                                    -------------------------------------
           OWNER'S & CONTRACTOR'S PROT                                                         EACH OCCURRENCE               $1,000
     ---                                                                                       -------------------------------------
                                                                                               FIRE DAMAGE (Any one fire)    $  350
     ---   ---------------------------                                                         -------------------------------------
                                                                                               MED EXP (Any one person)      $   10
------------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY                                                                      COMBINED SINGLE LIMIT         $
                                                                                               -------------------------------------
           ANY AUTO                                                                            BODILY INJURY                 $
     ---                                                                                       (Per person)
           ALL OWNED AUTOS                                                                     -------------------------------------
     ---                                                                                       BODILY INJURY                 $
           SCHEDULED AUTOS                                                                     (Per accident)
     ---                                                                                       -------------------------------------
           HIRED AUTOS                                                                         PROPERTY DAMAGE
     ---                                                                                       -------------------------------------
           NON-OWNED AUTOS
     ---

     ---   ---------------------------

     ---   ---------------------------
------------------------------------------------------------------------------------------------------------------------------------
     GARAGE LIABILITY                                                                          AUTO ONLY - EA ACCIDENT       $
                                                                                               -------------------------------------
           ANY AUTO                                                                            OTHER THAN AUTO ONLY:
     ---                                                                                       -------------------------------------
                                                                                               EACH ACCIDENT                 $
     ---   ---------------------------                                                         -------------------------------------
                                                                                               AGGREGATE                     $
     ---   ---------------------------
------------------------------------------------------------------------------------------------------------------------------------
 A   EXCESS LIABILITY                     79766562ATL        12/30/98          12/30/99        EACH OCCURRENCE               $1,000
                                                                                               -------------------------------------
      X    UMBRELLA FORM                                                                       AGGREGATE                     $1,000
     ---                                                                                       -------------------------------------
           OTHER THAN UMBRELLA FORM
     ---
------------------------------------------------------------------------------------------------------------------------------------
     WORKERS COMPENSATION AND                                                                  WC STATUTORY LIMITS   OTHER
     EMPLOYERS' LIABILITY                                                                      -------------------------------------
                                                                                               EL EACH ACCIDENT              $
     THE PROPRIETOR/      [ ] INCL.                                                            -------------------------------------
     PARTNERS/EXECUTIVE   [ ] EXCL.                                                            EL DISEASE-POLICY LIMIT       $
     OFFICERS ARE:                                                                             -------------------------------------
                                                                                               EL DISEASE-EA EMPLOYEE        $
------------------------------------------------------------------------------------------------------------------------------------
OTHER



------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS              EOP-Lakeside Office, L.L.C., a Delaware limited liability
company, Equity Office Properties Trust, a Maryland real estate investment trust, EOP Operating Limited Partnership, A Delaware limited partnership, and their respective agents, members, partners, employees and mortgagees as Additional Insureds.
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                               CANCELLATION

Lakeside Office Park                                             SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
5775 B Glendride Drive Ste 500                                   EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO ????
Atlanta, GA 30328-1223                                           30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE ????
                                                                 BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
                                                                 LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR
                                                                 REPRESENTATIVES.
                                                                 -------------------------------------------------------------------
                                                                 AUTHORIZED REPRESENTATIVE

                                                                 [SIGNATURE ILLEGIBLE]

------------------------------------------------------------------------------------------------------------------------------------
ACORD 25-S (1/95)                                                       (C) ACORD CORPORATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                CERTIFICATE: 001/001/00001

[EQUITY OFFICE LETTERHEAD]
SOUTHEAST REGION

June 24, 1999

Ms. Jeannie Jambor
Exactium, Inc.
5775-B Glenridge Drive
Suite 200
Atlanta, Georgia 30328

RE:   Second Amendment to Lease Agreement
      Lakeside Building B

Dear Jeannie:

Enclosed please find one (1) fully executed copy of the above referenced document. This copy is for your permanent records.

Should you have any questions regarding the enclosed, please do not hesitate to contact Kristie Abney or myself.

Sincerely,

/s/ SHERI E. WELCH

Sheri E. Welch
Leasing Assistant

Enclosures

                                 FIRST AMENDMENT

      THIS FIRST AMENDMENT (the "Amendment") is made and entered into as of the 14 day of MAY, 1999, by and between EOP-LAKESIDE OFFICE, L.L.C., a Delaware limited liability company ("Landlord"), and EXACTIUM, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor by merger to Beacon Properties, L.P.) and Tenant are parties to that certain lease dated the 4th day of December, 1997 (the "Lease"), for space currently containing approximately 6,968 rentable square feet (the "Original Premises") described as Suite No. 200 on the 2nd floor of the building commonly known as Lakeside Building B and the address of which is 5775-B Glenridge Drive, Atlanta, Georgia 30328 (the "Building"); and

B. WHEREAS, Tenant has requested that additional space containing approximately 2,332 rentable square feet described as Suite No. 250 on the 2nd floor of the Building shown on EXHIBIT A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

      I. EXPANSION AND EFFECTIVE DATE.

            A. Effective as of June 1, 1999 (the "Expansion Effective Date"), the Premises, as defined in the Lease, is increased from 6,968 rentable square feet on the 2nd floor to 9,300 rentable square feet on the 2nd floor by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Expiration Date, which the parties hereby agree is deemed to mean January 31, 2003. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

            B. The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Expiration Date under the Lease shall not be similarly extended.

      II. BASE RENT.

            In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord the sum of One Hundred Seventy One Thousand One Hundred Thirty Seven and 60/100 Dollars ($171,137.60) as aggregate Base Rent for the Expansion Space in forty four (44) monthly installments ("Monthly Rental") as follows:

            A. Eight (8) equal installments of Three Thousand Seven Hundred Three and 99/100 Dollars ($.3,703.99) each payable on or before the first day of each month during the period beginning June 1, 1999, and ending January 31, 2000, provided that the installment of Monthly Rental for the first full calendar month of the Term for the Expansion Space shall be payable upon the execution of this Amendment by Tenant.

            B. Twelve (12) equal installments of Three Thousand Eight Hundred Fourteen and 76/100 Dollars ($3,814.76) each payable on or before the first day of each month during the period beginning February 1, 2000, and ending January 31, 2001.

            C. Twelve (12) equal installments of Three Thousand Nine Hundred Twenty Nine and 42/100 Dollars ($3,929.42) each payable on or before the first day of each month during the period beginning February 1, 2001, and ending January 31, 2002.

            D. Twelve (12) equal installments of Four Thousand Forty Seven and 96/100 Dollars ($4,047.96) each payable on or before the first day of each month during the period beginning February 1, 2002, and ending January 31, 2003.

            All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

      III. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of Three Thousand Seven Hundred Three and 99/100 Dollars ($3,703.99) which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under the Lease as security for payment of Rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $28,781.44 to $32,485.43.

      IV.   TENANT'S SHARE AND OPERATING COSTS.

            A. Effective as of the date of this Amendment, the "Total Building Rentable Area", as defined in Section 3(c) of the Lease, shall be deemed to mean 390,721 rentable square feet, rather than 388,832 rentable square feet, as previously provided in the Lease.

            B. Effective as of the date of this Amendment, Tenant's Share for the Original Premises is deemed to mean 1.7834% rather than 1.8%.

            C. For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant's Share for the Expansion Space shall be deemed to mean .5968%. For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant shall pay, as Additional Rent, for Tenant's Share of Operating Costs applicable to the Expansion Space in accordance with the terms of Section 3 of the Lease.

      V.    IMPROVEMENTS TO EXPANSION SPACE.

            A. CONDITION OF EXPANSION SPACE AND THE ORIGINAL PREMISES. Tenant has inspected the Expansion Space and the Original Premises and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

            B. COST OF IMPROVEMENTS TO EXPANSION SPACE AND THE ORIGINAL PREMISES. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Improvement Allowance") in an amount not to exceed Thirteen Thousand Nine Hundred Ninety Two 00/100 Dollars ($13,992.00) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space and the Original Premises, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space and the Original Premises exceeds the Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Improvement Allowance if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space and the Original Premises. Landlord shall be entitled to deduct from the Improvement Allowance a construction management fee for Landlord's oversight of the improvements in an amount equal to four and half percent (4.5%) of the total cost of such improvements.

            C. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE AND THE ORIGINAL PREMISES. Landlord shall enter into a direct contract for the initial improvements to the Expansion Space and the Original Premises with a general contractor selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Expansion Space and the Original Premises in a timely manner. All plans for the initial improvements to the Expansion Space and the Original Premises shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Improvement Allowance, then prior to commencing any construction of improvements to the Expansion Space and the Original Premises, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

            D. Tenant acknowledges that the improvement work in the Expansion Space and the Original Premises may be performed by Landlord in the Expansion Space and Original Premises during normal business hours prior to or subsequent to the Expansion Effective Date. Landlord and Tenant agree to cooperate with each other in order to enable such work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the improvement work or inconvenience suffered by Tenant during the performance of such work; shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

      VI. EARLY ACCESS TO EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

      VII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

            A. LANDLORD ADDRESSES. Section 20 of the Lease, "Notices", and the first (1st) sentence of Section 2(a) of the Lease are modified to reflect that the address for notices to Landlord and payments of Rent shall be as follows:

                  EOP-Lakeside Office, L.L.C.
                  c/o Equity Office Properties Trust
                  5775B Glenridge Drive, Suite 500
                  Atlanta, Georgia 30323
                  Attention: Building Manager

                  with a copy to:

                  Equity Office Properties Trust
                  Two North Riverside Plaza
                  Suite 2200
                  Chicago, Illinois 60606
                  Attention: Regional Counsel - Southeast Region

                  Payments of Rent only shall be made payable to the order of EQUITY OFFICE PROPERTIES and forwarded to the following address:

                  EOP Operating Limited Partnership,
                  as agent for EOP-Lakeside Office, L.L.C.
                  P.O. Box 931591
                  Atlanta, Georgia 31193-1591

            B. PARKING AND ACCESS AREAS. Section 27, "Parking and Access Areas", of the Lease, regarding the parking spaces which are available to Tenant and its employees, remains unmodified hereby and, effective as of the Expansion Effective Date with respect to the Expansion Space, ten (10) additional unreserved parking spaces shall be made available to Tenant with respect to the Expansion Space for parking by Tenant and its employees, free of charge, during the remainder of the Term. The use of such parking spaces shall be subject to the terms of Section 27 and Section 44 of the Lease. The parking spaces available in connection with the Original Premises remains unchanged for the remainder of the Term.

            C. Section 9 of Exhibit C, "Rules and Regulations", of the Lease is modified so that all references to "7:00 a.m." in Section 9 of Exhibit C shall be deemed to mean "8:00 a.m.".

      VIII. CONTINGENCY. The parties hereto acknowledge that the Expansion Space currently is subject to the terms of that certain lease agreement dated April 24, 1995, as amended (the "Prior Lease") by and between Landlord and PM Group Life Insurance Company ("Prior Tenant"). This Amendment specifically is contingent upon Landlord entering into an agreement with the Prior Tenant to terminate the Prior Lease with respect to the Expansion Space (the "Prior Lease Termination Agreement"). If the Prior Lease Termination Agreement has not been executed on or before May 21, 1999 (the "Contingency Date"), then Landlord may terminate this Amendment by providing written notice thereof to Tenant on or before the earlier of (i) five (5) days after the Contingency Date and (ii) execution of the Prior Lease Termination Agreement by Prior Tenant, whereupon, this Amendment shall be null and void and of no force or effect and the Lease shall continue in full force and effect as if this Amendment had not been executed.

      IX.   MISCELLANEOUS.

            A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

            B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant

            E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord

                  Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                      LANDLORD:

                                      EOP-LAKESIDE OFFICE, L.L.C., a Delaware
                                      limited liability company

                                      By: EOP Operating limited Partnership, a
                                      Delaware limited partnership, its sole
                                      member

                                           By: Equity Office Properties Trust, a
                                               Maryland real estate investment
                                               trust, its managing general
                                               partner

                                               By: /s/ JEFF SWEENEY
                                                  ------------------------------
                                               Name: JEFF SWEENEY
                                                    ----------------------------
                                               Title: V.P. LEASING
                                                     ---------------------------


                                      TENANT:

                                      EXACTIUM, INC., a Delaware corporation

                                      By: /s/ JEANNE B. JAMBOR
                                         ---------------------------------------
                                      Name: JEANNE B. JAMBOR
                                           -------------------------------------
                                      Title: CHIEF FINANCIAL OFFICER
                                            ------------------------------------

                                    EXHIBIT A

                                Attach Floor Plan
                             Showing Expansion Space


                                  [FLOOR PLAN]

                                SECOND AMENDMENT

      THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of the 22nd day of June, 1999, by and between EOP-LAKESIDE OFFICE, L.L.C., a Delaware limited liability company ("Landlord"), and EXACTIUM, INC., a Delaware corporation ("Tenant").

                                   WITNESSETH

A. WHEREAS, Landlord (as successor by merger to Beacon Properties, L.P.) and Tenant are parties to that certain lease dated the 4th day of December, 1997, for space currently containing approximately 9,300 rentable square feet (the "Original Premises") described as Suite Nos. 200 and 250 on the 2nd floor of the building commonly known as Lakeside Building B and the address of which is 5775-B Glenridge Drive, Atlanta, Georgia 30328 (the "Building"), which lease has been previously amended by instrument dated May 14, 1999, (the "First Amendment") (collectively, the "Lease"); and

B. WHEREAS, Tenant has requested that additional space described as Suite 290 containing approximately 1,338 rentable square feet on the 2nd floor of the Building shown on EXHIBIT A hereto (the "Expansion Space") be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective Date (as hereinafter defined), the Premises, as defined in the Lease, is increased from 9,300 rentable square feet on the 2nd floor to 10,638 rentable square feet on the 2nd floor by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Expiration Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

              A.  The Expansion Effective Date shall be the later to occur of
                  (i) August 1, 1999, ("Target Expansion Effective Date"), and
                  (ii) the date upon which Landlord's improvement work in the Expansion Space has been substantially completed; provided, however, that if Landlord shall be delayed in substantially completing the Landlord's work in the Expansion Space as a result of the occurrence of any of the following (a "Delay"):

                  1. Tenant's failure to furnish information or to respond to any request by Landlord for any approval or information within any time period prescribed or, if no time period is prescribed, then within two (2) business days of such request; or

                  2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

                  3. Changes in any plans and specifications requested by Tenant after approval of same; or

                  4. The performance or nonperformance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord); or

                  5. Any request by Tenant that Landlord delay the completion of any of the Landlord's work; or

                  6. Any delay resulting from Tenant having taken possession of the Expansion Space for any reason prior to substantial completion of the Landlord's work; or

                  7. Any other delay chargeable to Tenant, its agents, employees or independent contractors;

                  then, for purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Landlord's work would have been substantially completed absent any such Delay(s). The Expansion Space shall be deemed to be substantially completed on the date that Landlord reasonably determines that all Landlord's work has been performed (or would have been performed absent any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Expansion Space. The adjustment of the Expansion Effective Date and, accordingly, the postponement of Tenant's obligation to pay Rent on the Expansion Space, shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Expansion Space not being ready for occupancy by Tenant on the Target Expansion Effective Date.

            B. In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Paragraph I.A. of this Amendment, the Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any other reason (other than Delays by Tenant), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

      II.   BASE RENT

            In addition to Tenant's obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord the sum of $93,941.10 as aggregate Base Rent for the Expansion Space in forty two (42) monthly installments ("Monthly Rental") as follows:

            A. Six (6) equal installments of $2,125.19 each payable on or before the first day of each month during the period beginning August 1, 1999, and ending January 31, 2000, provided that the installment of Monthly Rental for the first full calendar month of the Term for the Expansion Space shall be payable upon the execution of this Amendment by Tenant.

            B. Twelve (12) equal installments of $2,188.75 each payable on or before the first day of each month during the period beginning February 1, 2000, and ending January 31, 2001.

            C. Twelve (12) equal installments of $2,254.53 each payable on or before the first day of each month during the period beginning February 1, 2001, and ending January 31, 2002.

            D. Twelve (12) equal installments of $2,322.55 each payable on or before the first day of each month during the period beginning February 1, 2002, and ending January 31, 2003.

            All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

            Landlord and Tenant acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is other than the Target Expansion Effective Date, the schedule set forth above with respect to the payment of any installments of Base Rent for the Expansion Space shall be appropriately adjusted on a per diem basis to reflect the actual Expansion Effective Date and the actual Expansion Effective Date shall be set forth in a confirmation letter to be prepared by Landlord. However, the effective date of any increases or decreases in the Base Rent rate shall not be postponed as a result of an adjustment of the Expansion Effective Date as provided above.

      III. ADDITIONAL SECURITY DEPOSIT. Upon Tenant's execution hereof, Tenant shall pay Landlord the sum of $2,125.19 which is added to and becomes part of the Security Deposit, if any, held by Landlord as provided under the Lease as security for payment of Rent and the performance of the other terms and conditions of the

            Lease by Tenant. Accordingly, simultaneous with the execution hereof, the Security Deposit is increased from $32,485.43 to $34,610.62.

      IV. TENANT'S SHARE AND OPERATING COSTS. For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant's Share for the Expansion Space is 0.3424%. For the period commencing with the Expansion Effective Date and ending on the Expiration Date, Tenant shall pay, as Additional Rent, for Tenant's Share of Operating Costs applicable to the Expansion Space in accordance with the terms of Section 3 of the Lease.

      V.    IMPROVEMENTS TO EXPANSION SPACE.

            A. CONDITION OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

            B. COST OF IMPROVEMENTS TO EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed $8,028.00 (i.e., $6.00 per rentable square foot of the Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. The entire unused balance of the Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Landlord. Landlord shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space. Landlord shall be entitled to deduct from the Expansion Improvement Allowance a construction management fee for Landlord's oversight of the improvements in an amount equal to four and half percent (4.5%) of the total cost of such improvements.

            C. RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE. Landlord shall enter into a direct contract for the initial improvements to the Expansion Space with a general contractor selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Expansion Space in a timely manner. All plans for the initial improvements to the Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Expansion Improvement Allowance. then prior to commencing any construction of improvements to the Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

      VI. EARLY ACCESS TO EXPANSION SPACE. During any period that Tenant shall be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

      VII. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

            A PARKING AND ACCESS AREAS. Section 27, "Parking and Access Areas", of the Lease, regarding the parking spaces which are available to Tenant and its employees, remains unmodified hereby and, in accordance with said Section 27, effective as of the Expansion Effective Date with respect to the Expansion Space, six (6) additional unreserved parking spaces shall be made available to Tenant with respect to the Expansion Space for parking by Tenant and its employees, free of charge, during the remainder of the Term. The use of such parking spaces shall be subject to the terms of Section 27 and Section 44 of the Lease. The parking spaces available in connection with the Original Premises remains unchanged for the remainder of the Term.

            B. DELETED PROVISION. Special Stipulation 1, "Right of First Refusal", of Exhibit F of the Lease has been satisfied or otherwise expired and is hereby deleted in its entirety and is of no further force and effect.

      VIII. MISCELLANEOUS.

            A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

            B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

            E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                                      LANDLORD:

                                      EOP-LAKESIDE OFFICE, L.L.C., A DELAWARE
                                      LIMITED LIABILITY COMPANY

                                      By: EOP Operating Limited Partnership, a
                                          Delaware limited partnership, its sole
                                          member

                                          By: Equity Office Properties Trust, a
                                              Maryland real estate investment
                                              trust, its managing general
                                              partner

                                              By: /s/ JEFF SWEENEY
                                                 -------------------------------
                                              Name: JEFF SWEENEY
                                                   -----------------------------
                                              Title: V. P. LEASING
                                                    ----------------------------

                                      TENANT:

                                      EXACTIUM, INC., A DELAWARE CORPORATION

                                      By: /s/ JEANNE B. JAMBOR
                                         ---------------------------------------
                                      Name: JEANNE B. JAMBOR
                                           -------------------------------------
                                      Title: CFO
                                            ------------------------------------

                                   EXHIBIT A

                                 Expansion Space

                                  [FLOORPLAN]

                     [BEACON MANAGEMENT COMPANY LETTERHEAD]



December 12, 1997



Ms. Jeannie Jambor
Director of Finance
& Administration
5775 - B Glenridge Drive
Suite 200
Atlanta, Georgia 30328

RE: New Lease Agreement between BEACON PROPERTIES, L.P., a Delaware limited partnership (the "Landlord"), and EXACTIUM, INC. (the "Tenant").

Dear Jeannie:

Enclosed please find one (1) fully executed original of the New Lease Agreement for Exactium. Please retain this original for your records.

Feel free to call if you should require any further assistance in this matter.

Best regards,



/s/ CANDY WALTON

Candy Walton
Leasing Assistant

Enclosure



cc:     Ms. Lee Eastwood - w/copy of enclosure

                                 LEASE AGREEMENT

                                    LAKESIDE

                                ATLANTA, GEORGIA



LANDLORD:             BEACON PROPERTIES, L.P.

TENANT:               EXACTIUM, INC.

BUILDING:             5775-B

SUITE:                200

SQ. FT.:              6,968 RENTABLE SQUARE FEET

TERM:                 FIVE (5) YEARS

                                TABLE OF CONTENTS


Item                                                                       Page
----                                                                       ----
1.  PREMISES AND TERM ..................................................     1

2.  RENT ...............................................................     2

3.  REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND ..............     3

4.  DELIVERY OF THE PREMISES ...........................................     6

5.  ACCEPTANCE OF THE PREMISES .........................................     7

6.  USE ................................................................     7

7.  CARE OF THE PREMISES ...............................................     7

8.  SERVICES ...........................................................     9

9.  DESTRUCTION OR DAMAGE TO PREMISES ..................................     9

10. DEFAULT BY TENANT; LANDLORD'S REMEDIES .............................    10

11. ASSIGNMENT AND SUBLETTING ..........................................    12

12. CONDEMNATION .......................................................    14

13. INSPECTIONS ........................................................    15

14. SUBORDINATION ......................................................    15

15. INDEMNIFICATION AND HOLD HARMLESS ..................................    16

16. TENANT'S INSURANCE .................................................    16

17. REMEDIES CUMULATIVE ................................................    17

18. ENTIRE AGREEMENT - NO WAIVER .......................................    17

19. HOLDING OVER .......................................................    17

20. NOTICES ............................................................    17

21. HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES ...........................    18

22. ATTORNEY'S FEES ....................................................    18

23. TIME OF THE ESSENCE ................................................    18

24. NO ESTATE IN LAND ..................................................    18

25. SECURITY DEPOSIT ...................................................    18

26. COMPLETION OF THE PREMISES .........................................    19

27. PARKING AND ACCESS AREAS ...........................................    19

28. RULES AND REGULATIONS ..............................................    19

29. RIGHT TO RELOCATE ..................................................    19

30. LATE PAYMENTS -- ACCORD AND SATISFACTION ...........................    20

31. ESTOPPEL CERTIFICATE ...............................................    20

32. SEVERABILITY AND INTERPRETATION ....................................    20

33. MULTIPLE TENANTS ...................................................    20

34. FORCE MAJEURE ......................................................    20

35. QUIET ENJOYMENT ....................................................    21

36. BROKERAGE COMMISSION; INDEMNITY ....................................    21

37. EXCULPATION OF LANDLORD ............................................    21

38. ORIGINAL INSTRUMENT ................................................    21

39. APPLICABLE LAW .....................................................    21

40. NO RECORDATION OF LEASE ............................................    21

41. HAZARDOUS WASTES ...................................................    21

42. BANKRUPTCY .........................................................    22

43. SIGNS ..............................................................    25

44. CONTROL OF COMMON AREAS AND PARKING FACILITIES .....................    25

45. NO SMOKING .........................................................    26

46. PRIOR OCCUPANCY ....................................................    26

47. GUARANTEE ..........................................................    26

48. LEASE BINDING UPON DELIVERY ........................................    26

49. SPECIAL STIPULATIONS ...............................................    26

50. HEADINGS ...........................................................    26

51. SURRENDER OF LEASE NOT MERGER ......................................    27

52. MORTGAGEE PROTECTION ...............................................    27

53. INTERFERENCE .......................................................    27

54. NO PARTNERSHIPS ....................................................    27

55. ADA ................................................................    27

56. USE OF PRONOUN, RELATIONSHIP .......................................    27

57. SURRENDER ..........................................................    27

58. WAIVER OF JURY TRIAL ...............................................    27

59. NO THIRD PARTY BENEFICIARY .........................................    28

60. REPRESENTATIONS OF TENANT ..........................................    28


Exhibit "A" - Space Plan of Premises

Exhibit "B" - Legal Description of Land

Exhibit "C" - Rules and Regulations

Exhibit "D" - Work Agreement

Exhibit "E" - Prohibited Use of Premises

Exhibit "F" - Special Stipulations

Exhibit "G" - Complex Standard Services

Exhibit "H" - Guaranty

                                   DEFINITIONS

Term                                                                   Paragraph
----                                                                   ---------
ADA                                                                           54
Additional Rental                                                    Exhibit "D"
Adjusted Monthly Rental                                                     2(b)
Allowance                                                            Exhibit "D"
Bankruptcy Code                                                               42
Base Rent                                                                      2
Complex                                                                     1(b)
Complex Operating Hours                                              Exhibit "G"
Complex Standard Services                                            Exhibit "G"
Commencement Date                                                           1(c)
Common Areas                                                                  44
Expiration Date                                                             1(c)
Hazardous Substances or Materials                                             41
Holidays                                                             Exhibit "G"
Initial Calendar Year                                                       3(a)
Initial Monthly Rental                                                      2(a)
Initial Operating Costs                                                     3(a)
Insolvency Laws                                                               42
Landlord                                                                 Caption
Lease                                                                    Caption
Lease Year                                                                  1(d)
Monthly Rental                                                                 2
Mortgagee                                                                  14(a)
Operating Costs                                                             3(b)
Premises                                                                    1(a)
Property                                                                    1(e)
Rent                                                                           2
Rentable Square Foot (Feet)                                                 1(b)
Rules                                                          6 and Exhibit "F"
Scheduled Commencement Date                                                    4
Services                                                                      37
Tenant                                                                   Caption
Tenant's Share                                                              3(c)
Term                                                                        1(c)
Work Agreement                                                                 4

                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT (the "Lease"), made this 4th day of December 1997, by and between BEACON PROPERTIES, L.P. ("Landlord") a Delaware limited partnership which has as its address for all purposes hereunder as follows:

                Beacon Properties, L.P. c/o
                Beacon Properties Corporation
                50 Rowes Wharf Boston,
                Massachusetts 02110
                Attn: General Counsel

        with a copy of all notices to:

               Beacon Properties, L.P.
               115 Perimeter Center Place, Suite 225
               Atlanta, Georgia 30348

and EXACTIUM, INC. ("Tenant"), a corporation of the State of Delaware which has as its address:

               5775-B Glenridge Drive
               Suite 200
               Atlanta, GA 30328



                                   WITNESSETH:

        WHEREAS, the Mutual Life Insurance Company of New York ("MONY") and ARAD, Inc. ("ARAD") did enter into a Lease Agreement (the "Existing Lease"), dated as of December 5, 1996, for space in the Building known as "Suite 410."

        WHEREAS, MONY has conveyed its interest as "Landlord" in the Existing Lease to Landlord.

        WHEREAS, ARAD has conveyed its interest as "Tenant" in the Existing Lease to Tenant.

        WHEREAS, Landlord and Tenant desire to enter into this Lease, to replace the Existing Lease.


1.      PREMISES AND TERM

        (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

                Floor: 2nd
                Suite: 200
                Square Feet: 6,968 rentable square feet
                Tenant's Share: 1.8%
                (subject to re-calculation pursuant to Section 3(c))

        (b) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "A", and made a part hereof, designated as Suite 200 in the building (the "Building") known as 5775-B Glenridge Drive, having an address of 5775-B Glenridge Drive, in the development known as Lakeside comprised of the Building and four (4) other buildings (the five (5) buildings including the Building being collectively referred to as the "Complex".) For all purposes under this Lease, Landlord and Tenant have agreed that the Premises shall be deemed to include 6,968 rentable square feet of area (including both Tenant's exclusive usable area contained in the Premises and common areas in the Complex attributable to Tenant's usable area). Landlord and Tenant acknowledge to each other that each party has had the opportunity to measure the square footage contained in the Premises and waive any claims after the date of this Lease to adjust the rental or amounts due under this Lease resulting from any error in the measurement of the square footage of the Premises.

        (c) The term of this Lease (the "Term") shall commence (the "Commencement Date"), subject to the provisions of Paragraph 4 herein, on the earlier of (i) January 1, 1998 (the "Scheduled Commencement Date") or (ii) the date on which Landlord delivers possession of the Premises to Tenant in accordance with Paragraph 4 of this Lease or the date Landlord would have so delivered possession of the Premises but for any omission, delay or default caused by the Tenant or other "Tenant Delays" (as hereinafter defined in the Work Agreement) and end at midnight on the last day of the month in which the fifth (5th) anniversary of the Commencement Date occurs (the "Expiration Date") or on such earlier date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after the Commencement Date. Upon the Commencement Date, the Existing Lease shall be deemed null, void and of no further force and effect, and Tenant shall have vacated the space leased under the Existing Lease and left such space in the condition required thereunder.

        (d) "Lease Year" as used herein shall mean (i) each and every twelve
(12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the end of the then most recently completed twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

        (e) The Complex and land upon which said Complex is located, described on Exhibit "B", attached hereto and by reference incorporated herein, is referred to as the "Property". All drives, parking areas, parking lots, walkways, terraces and landscaped areas that shall be used and maintained in connection with the Complex that are contiguous to the Property whether in fact located within the boundaries of the Land for purposes of this Lease shall be included in the definition of "Complex" and "Property".

        (f) Subject to the terms herein provided, the Premises shall include the appurtenant right to use, in common with others, on a non-exclusive basis, public lobbies, entrances, stairs, corridors, elevators, all drives, parking areas, parking lots and other public portions of the Complex. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to Landlord. No easement for light, air or view, is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability under this Lease.

2.      RENT

        (a) Tenant shall pay to Landlord at P.O. Box 102309, Atlanta, Georgia 30368-2309, or at such other place as Landlord may designate in writing, without demand, deduction or set off, an annual rental for each year of the Term in the amounts set forth hereinbelow (the "Base Rent"):

          Lease Year     Base Rent P.S.F.     Base Monthly     Base Annual Rent
          ----------     ----------------     ------------     ----------------
               1              $18.50           $10,742.33        $128,908.00
               2              $19.06           $11,067.51        $132,810.08
               3              $19.63           $11,398.49        $136,781.84
               4              $20.22           $11,741.08        $140,892.96
               5              $20.83           $12,095.29        $145,143.44

        (b) Base Rent shall be due and payable in equal monthly installments (the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term. The term "Rent" as used herein shall mean the Monthly Rental, "Additional Rent" (as that term is herein defined) and any additional amounts or charges due from Tenant hereunder.

        (c) Should this Lease commence at any time other than the first day of a calendar month, or terminate at any time other than the last day of a calendar month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect.

        (d) At all times that Landlord shall direct Tenant to pay Monthly Rental or Additional Rental to a "lockbox" or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long as Tenant shall timely pay the rent required pursuant to this Lease in the manner designated by Landlord.

3.      REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES

        (a) The Monthly Rental provided for herein is based, in part, upon Landlord's estimate of "Operating Costs," as hereinafter defined. The "Initial Operating Costs" are stipulated to be the Operating Costs for the calendar year 1998 (the "Initial Calendar Year").

        (b) The term "Operating Costs" shall mean all operating expenses of the Building and the "Building's Allocated Share" (hereinafter defined) of the common areas of the Complex, all of which shall be computed on a modified cash basis and which shall include all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; or (ii) become obligated to pay in connection with the ownership, operation, management, maintenance, repair, replacement and security of the Building, including, but not limited to, the following:

               (i) Wages and salaries of all employees engaged in the operation and maintenance of the Building, including, but not limited to, taxes, insurance and benefits relating thereto;

               (ii) All supplies and materials used in the operation and maintenance of the Building.

               (iii) Cost of water, sewage, electricity and other utilities furnished in connection with the operation of the Building;

               (iv) Cost of all service agreements and maintenance for the Building and/or the Property and/or the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

               (v) Cost of all insurance relating to the Complex including, but not limited to, the cost of casualty and liability insurance applicable to the Complex and Landlord's personal property used in connection therewith;

               (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes) and assessments attributable to any portion of the Building or its operation or any Rent or any personal property in connection with the operation of the Building, and any reasonable consultants and legal fees incurred with respect to issues, concerns or appeals involving the taxes or the Building;

               (vii) Cost of repairs and general maintenance of the interior and exterior of the Building (including, but not limited to, glass breakage).

               (viii) Cost of management fees for general operation and management of the Building, which service may be provided by an affiliated company or subsidiary of Landlord, provided that such management fee shall not exceed the management fee paid for the management of comparable office buildings in the area of the Property for comparable services negotiated at arms length; and

               (ix) A reasonable amortization cost due to any capital expenditures incurred (i) which are incurred to have the effect of reducing or limiting Operating Costs of the Building, or improving the operating efficiency of the Complex and the Property, if such reduction or limitation would inure to Tenant's benefit, or (ii) which may be required by governmental authority or by Landlord's insurance carrier, or (iii) which are designed to protect or enhance the health, safety or welfare of the tenants in the Complex or their invitees.

               (x) Cost of repairs, replacements, damages in respect to the Building incurred due to casualties or other causes to the extent uninsured including any deductible amounts.

               (xi) Cost of auditing and maintaining accounting books and records in respect to the Building.

               (xii) Cost of conducting any indoor air quality testing in any portions of the Building deemed necessary or desirable by Landlord, including regularly scheduled testing, and any costs incurred in connection with work arising out of the results of such tests or reports or the recommendations in such tests or reports.

               (xiii) The Building's Allocated Share of all costs and expenses for the general operation, management, maintenance and repair of all common areas of the Complex, including all such costs and expenses described in items
(i) through (xii) above in respect to the common areas of the Complex.

        Landlord shall be permitted to contract with its affiliates for supplies, materials, and services used for the operation, maintenance, and management of the Property and Complex and its affiliates shall be permitted to subcontract for the acquisition of said supplies, materials, and services; provided, however, Landlord's payments to any affiliates for such supplies, services, and materials shall not exceed the costs normally charged by third parties for such supplies, materials, and services.

        Notwithstanding any provision herein to the contrary, to the extent that Landlord incurs any Operating Costs which are allocable to the Building but shall not be directly and allocable only to the Building or other building in the Complex, then Landlord shall allocate such Operating Cost to the Building and the other buildings that such Operating Costs are allocable on a consistent basis determined by Landlord.

        Expressly excluded from the definition of the term "Operating Costs" are:

               (i) Replacement of capital investment items (excepting those expenditures referred to above)

               (ii) Landlord's home office expense;

               (iii) Leasing commissions;

               (iv) Reimbursements paid by specific tenants or other third parties for direct costs incurred at their request;

               (v) Depreciation;

               (vi) Principal, interest, and other costs directly related to financing the Property;

               (vii) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property;

               (viii) The wages and salaries of any supervisory or management employee of Landlord not involved in the day-to-day operation and maintenance of the Complex.

        (c) The term "Tenant's Share" shall mean the portion that the Rentable Square Feet in the Premises bears to the "Total Building Rentable Area" (as hereinafter defined). Notwithstanding anything to the contrary contained herein, in the event the Total Building Rentable Area does not have an average occupancy of ninety-five percent (95%) during any calendar year, appropriate adjustments shall be made to determine Operating Costs as though the Complex had been ninety-five percent (95%) occupied, but in no event shall Tenant ever be required to pay more than Tenant's Share of the determined Operating Costs. The average occupancy shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12). For purposes of this Lease, the Total Building Rentable Area is 388,832 square feet (which is the square footage of all of the buildings in the Complex) and the "Tenant's Share" equals 1.8%.

        (d) On or about January 31st of each calendar year after the Initial Calendar Year (or as soon thereafter as practical) Landlord shall provide Tenant with a comparison of the Initial Operating Costs and the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay, as "Additional Rent", Tenant's Share of any excess of Landlord's projected Operating Costs in such calendar year over the Initial Operating Costs. Such projected increase in Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (1/12th) of such projected increase during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 1 of a calendar year after the calendar year immediately following the Initial Calendar Year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within a period of one hundred twenty (120) days (or as soon thereafter as practical) after the close of each such respective calendar year following the Initial Calendar Year provide Tenant an unaudited statement of such year's actual Operating Costs compared to the Initial Operating Costs (such unaudited statement shall be herein referred to as the "Final Annual Statement of Operating Costs"). If the actual Operating Costs are greater than the projected Operating Costs as shown on the Final Annual Statement of Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt, Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs as shown on the Final Annual Statement of Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance, Tenant's Share of the difference between the projected Operating Costs and the greater of actual Operating Costs or Initial Operating Costs. In no event, however, shall Tenant pay as Operating Costs an amount which is less than the Initial Operating Costs for the Initial Calendar Year.

        (e) Anything herein to the contrary notwithstanding, in no event shall the Monthly Rental as set forth in Paragraph 2(a) ever be reduced on account of Operating Costs.

        (f) Should this Lease commence at any time other than the first day of a calendar year, or terminate at any time other than the last day of a calendar year, the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

        (g) (i) Tenant shall have the right for a period of thirty (30) days after receipt of the Final Annual Statement of Operating Costs to review Landlord's books and records with respect to actual annual Operating Costs for the period covered by the Final Annual Statement of Operating Costs. Such review shall take place in Landlord's manager's office in the Complex or at such other place as designated by Landlord. Tenant shall give Landlord not less than ten
(10) days nor more than twenty (20) days written notice of the date on which Tenant intends to conduct such review. In the event Tenant either fails to give written notice or thereafter fails to complete such inspection within ten (10) business days after the date for the inspection set forth in Tenant's written notice, then Tenant's right to review Landlord's books and records shall terminate on such 10th day and the Final Statement of Operating Costs in question shall be binding on both Landlord and Tenant. The results of such review shall be for the benefit of Landlord and Tenant only, shall be maintained in confidence by Tenant, and shall not be disseminated or furnished to any other person or entity. Tenant may use accountants or other professionals to aid Tenant in conducting the audit, but Tenant may not use any auditing services or consultants that are paid on a contingent fee basis or owned by, affiliated with, employed by or related to any office building landlords or office building management companies or services.

               (ii) If, as a result of Tenant's review, Tenant claims that any particular items shall be incorrectly included as an Operating Costs under this Lease or Tenant claims any mathematical errors exist in the Final Statement of Operating Costs, Tenant may give written notice to Landlord within ten (10) days after the thirty (30) day review period. Said notice may only contest Landlord's Final Statement of Operating Costs for the two (2) reasons included in this subparagraph (g) and said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Tenant as owed from Landlord. Tenant and Landlord shall then meet in an effort to resolve the differences in their respective findings.

               (iii) If a resolution is not reached within twenty (20) days of Tenant's written notice, then Landlord shall designate an independent certified public accountant to audit the actual annual Operating Expenses for the period in question. The findings of said accountant shall be binding on both Landlord and Tenant.

               (iv) To the extent that the accountant's determination of Operating Expenses is less than ninety percent (90%) of the amount reflected on Landlord's final statement, Landlord shall bear the cost of the audit. Conversely, to the extent that the accountant's determination of the amount reflected on Landlord's final statement is equal to or within ninety percent (90%) of said statement, then Tenant shall bear the cost of the audit.

               (v) If as a result of such audit it is determined that the amount of Additional Rent due from Tenant shall be less than that shown due on Landlord's statement, Landlord shall make such adjustments as necessary to correct such statement and Landlord shall refund to Tenant any over payments of Additional Rent made by Tenant.

        (h) Tenant's payments of Additional Rent shall not be deemed payments of base rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant for the Premises.

4.      DELIVERY OF THE PREMISES

        (a) Landlord shall endeavor to deliver possession of the Premises to Tenant, substantially complete on the Scheduled Commencement Date with the improvements to be installed or constructed pursuant to the work agreement attached as Exhibit "D" (the "Work Agreement"), which is incorporated herein and made a part of this Lease. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant, with the improvements to be installed or constructed pursuant to the Work Agreement substantially complete, on the Scheduled Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. If the delay is due to any "Unavoidable Delays" (as defined in Section 4 (a) of the Work Agreement) or to any reason other than "Tenant Delays" (as defined in Section 4 (c) of the Work Agreement), the Commencement Date shall be postponed until the date, and Rent shall be waived for the period between the Scheduled Commencement Date and the date, which Landlord has advised Tenant is the date that Landlord can deliver possession of the Premises to Tenant with the improvements to be installed or constructed pursuant to the Work Agreement substantially complete, and Tenant agrees that such waiver shall constitute a full settlement of any and all claims Tenant might have against Landlord arising out of Landlord's failure to tender possession on the Scheduled Commencement Date. If the delay is due to any Tenant Delays, the Scheduled Commencement Date shall not be postponed, and the Term and Tenant's obligation to pay Rent shall commence as of the Scheduled Commencement Date plus any delays caused by Unavoidable Delays, if any, and not Tenant Delays. If Landlord delivers possession of the Premises prior to the Scheduled Commencement Date, the Term and Tenant's obligation to pay Rent shall commence on the date of such delivery.

        (b) Upon delivery of possession of the Premises by Landlord in accordance with the Work Letter, Tenant shall execute and deliver an agreement confirming the Commencement Date and Expiration Date, and Tenant's acceptance of the Premises, which agreement shall be in the form of Exhibit D, Schedule 2.

5.      ACCEPTANCE OF THE PREMISES

        The taking of possession of any portion of the Premises by Tenant shall be conclusive evidence that Tenant has inspected the Premises and accepts the same "as is" and that said portion of the Premises and the Complex are in good and satisfactory condition for the use intended at the time such possession was taken.

6.      USE

        Tenant shall use the Premises only for office purposes, generally in accordance with the manner of use by other tenants in the Complex. The foregoing notwithstanding, the Premises shall not be used for any of the purposes or uses described in Exhibit "E"; any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "C" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Complex. Tenant agrees, at its own expense, to promptly comply with any and all municipal, county, state and federal statutes, regulations, or requirements applicable or in any way relating to the use and occupancy of the Premises. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

7.      CARE OF THE PREMISES

        (a)    LANDLORD'S REPAIRS

               (i) Tenant agrees that no representations respecting the Premises or the Complex, or the condition thereof, and that no promises to decorate, alter, repair or improve the Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant, unless the same are contained in this Lease.

               (ii) Landlord shall maintain and repair only the common hallways and corridors, common rest rooms, main lobby area, heating, ventilating and air-conditioning systems, driveways and parking areas located on the Land, if any, the roof, foundation, floors and exterior walls and glass of the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable time within which to repair same or cure such defect. Landlord's liability hereunder shall be limited only to the cost of correcting such defects or making such repairs. Notwithstanding Landlord's obligation to maintain and repair under this Section 7(a), Tenant shall reimburse Landlord for the repair of any damage caused by Tenant, or Tenant's employees, agents, contractors, invitees or licensees, or caused by Tenant's default hereunder.

               (iii) Notwithstanding any other provisions herein, Landlord shall not be liable to Tenant for any damage occasioned by plumbing, electrical, gas, water, steam or other utility pipes, systems or facilities or by the bursting, stopping, leaking or running of any tank, sprinkler, washstand, water closet or pipes in or about the Premises or the Building; nor for any damage occasioned by water being upon or coming through or around the roof or any flashing, window, skylight, vent, door, or the like unless directly resulting from Landlord's act or willful neglect after reasonable notice; nor for any damage arising out of any acts or neglect of co-tenants, other occupants of the Building, occupants of adjacent property or the public.

        (b) TENANT'S REPAIRS. Tenant will, at its sole cost and expense, maintain the Premises and the fixtures and appurtenances therein in good order, condition and repair, and will neither commit nor suffer any active or permissive waste or injury thereof. At all times, Tenant shall maintain the Premises in accordance with all laws, rules and regulations governing its occupancy of the Premises. Tenant's responsibilities in conjunction therewith shall include, but not be limited to maintain the Premises in a first-class condition and state of repair. All such repair work, maintenance and any alterations permitted by Landlord (i) shall be done at Tenant's sole cost and expense; (ii) shall be done by Landlord's employees or agents or, with Landlord's express written consent, by persons requested by Tenant; and (iii) shall first be consented to in writing by Landlord. Tenant shall, at Tenant's expense, but under the direction of Landlord and performed by Landlord's employees or agents, or with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Complex caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises. In the event any repairs are required to be made in or to the Premises as a result of the actions or inactions of Tenant, its agents, contractors, servants, employees, subtenant, concessionaires, licensees, invitees or guests, Tenant shall be responsible for payment of all such repairs, which shall be made by Landlord or its contractors. If Tenant does not make repairs promptly and adequately, Landlord may, but need not, make repairs, and Tenant shall promptly pay the cost thereof as Rent in addition to the Base Rental and Additional Rent. Tenant shall pay Landlord as Rent in addition to the Base Rental and Additional Rent for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made, at Tenant's request, during ordinary business hours. Upon expiration or other termination of the Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition as provided in this Lease, ordinary wear and tear excepted, and Tenant shall remove all of its property.

        (c) ALTERATIONS. Tenant will not, without Landlord's prior written consent, (which consent may be withheld for any reason whatsoever in Landlord's sole and absolute discretion) make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about the Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Complex or the Property. If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected to deny such consent. All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Landlord reserves the right to require Tenant, at Tenant's sole cost and expense, to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant (or by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or earlier termination of the Term. Landlord shall have the right to assess an administrative fee and a legal processing fee to cover Landlord's review of materials for any proposed Tenant alteration, addition or improvement.

        (d) CONDITION OF PREMISES ON SURRENDER OF PREMISES. Prior to the Expiration Date or upon any earlier termination of this Lease, Tenant, at Tenant's sole cost and expense, will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises or the Complex) in as good a condition as they were when delivered to Tenant at the beginning of the Term, reasonable wear and tear, insured casualty not caused by Tenant (by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term or earlier termination of this Lease shall be conclusively deemed to be abandoned, shall thereupon at the election of Landlord, become the property of Landlord and Landlord may remove and dispose of such property in any way Landlord sees fit without liability to Tenant. Tenant shall reimburse Landlord for the cost of removing and storing such abandoned property. The foregoing notwithstanding, Landlord shall continue to have the right (which shall survive termination or expiration of the Lease) to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to (b) above.

        (e) CONTRACTORS DOING WORK. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord in writing prior to the time such work is commenced. Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (i) lien waivers; and (ii) evidence that such contractors have contractor's liability insurance with at least $5,000,000 coverage; automobile liability insurance with at least $1,000,000 coverage; and worker's compensation insurance in the statutory amounts required by the State of Georgia which coverage shall be obtained from carriers satisfactory to Landlord. Landlord shall have the right to periodically review and modify the coverages required hereunder. Landlord and Landlord's property manager shall be named additional insureds on the policies required hereunder. Tenant shall within ten (10) days of filing promptly remove any lien or claim of lien for material or labor claimed against the Premises, the Building or Complex, or both, by such contractors or workers if such claim should arise, and Tenant shall and does hereby indemnify and hold harmless Landlord from and against any and all claims, loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

        (f) PERSONAL PROPERTY AT RISK. All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant. Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

        (g) LANDLORD'S RIGHT TO DO WORK. Landlord shall also have the right, at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to reasonably change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, toilets or other public parts of the Property, and to reasonably close entrances, doors, corridors, elevators or other facilities.

8.      SERVICES

        Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall furnish the services described in Exhibit "G", attached hereto and by reference made a part hereof (certain costs of which services shall be reimbursed to Landlord in accordance with Section 3 herein). Landlord will provide to Tenant heating or air conditioning service after the Complex operating hours (defined in "Exhibit "G" provided Tenant gives Landlord notice of the desire for such service by 4:00 p.m. on the business day on which Tenant desires the service, and by 4:00 p.m. on the Thursday prior to any Saturday, Sunday or holiday on which Tenant desires such service. Such service will be provided by Landlord at such rates as shall be established by Landlord from time to time. As of the date of this Lease, such rates are $40.00 per floor per hour, provided such rates are subject to increase in connection with increases costs of administrative services, labor, equipment and utilities.

9.      DESTRUCTION OR DAMAGE TO PREMISES

        (a) If the Premises, the Building or the Complex or any building in the Complex or the parking in the Complex are totally destroyed (or so substantially damaged as to be wholly untenantable or not usable or not repairable within one hundred eighty (180) days in the determination of Landlord's architect or engineer) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

               (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving written notice to Tenant within ninety (90) days from the date of such damage or destruction; or

               (ii) Commence the process of restoration of the Premises to a tenantable condition within thirty (30) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises. Provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the net insurance proceeds actually received as a result of such damage and in no event shall Landlord be required to repair or replace any alteration or improvement made by or for Tenant, including but not limited to Tenant's Work (as defined in the Work Agreement), nor any trade fixtures, furniture, equipment or other property belonging to the Tenant. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

        If Landlord shall not elect to terminate this Lease, the Landlord shall complete such restoration with reasonable diligence within one hundred eighty
(180) days of the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, as described above subject Tenant Delays. During such period of repair, if any portion of the Premises shall be untenantable as a result of casualty, Base Rental and Additional Rent shall abate beginning with the date of such casualty and ending on the date the Premises are rendered tenantable by an amount bearing the same ratio to the total amount of Base Rental and Additional Rent due under this Lease as the untenantable portion of the Premises bears to the entire Premises. Notwithstanding such abatement, Tenant shall remain obligated to perform and discharge all of its remaining covenants under this Lease during the period of abatement.

        (b) If such damage or destruction occurs within one (1) year of the expiration of the Term, either party may, at its option on written notice to the other party within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage.

        (c) Rent shall not abate if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its contractors, subcontractors, agents, employees, guests or invitees.

10.     DEFAULT BY TENANT; LANDLORD'S REMEDIES

        (a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant:

               (i) The Rent or any other sum of money due of Tenant hereunder is not paid within five (5) days of the date when Tenant receives written notice thereof from Landlord; provided however, that Landlord shall not be required to give any such notice of nonpayment more than two (2) times in any 12-month period; and for the third (3rd) and any subsequent nonpayment; it shall be an event of default if payment is not received within five (5) days or when due;

               (ii) The Premises are deserted or vacated, and Tenant does not occupy the Premises within ten (10) days after notice from Landlord to Tenant;

               (iii) Tenant fails to bond off or otherwise remove (in a manner acceptable to Landlord) any lien filed against the Premises or the Complex by reason of Tenant's actions, within ten (10) days after Tenant has notice of the filing of such lien;

               (iv) Tenant fails to observe, perform and keep any of the other covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant and persists in such failure after ten (10) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (10) days to cure, unless Tenant commences curing within the ten (10) day notice period and thereafter promptly, effectively and continuously proceeds with the curing of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than forty-five (45) days after such notice).

        (b) Upon the occurrence of an event of default, Landlord shall have the option to do and perform any one or more of the following:

               (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth by applicable law, if any, and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, plus the aggregate amount of all of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; or

               (ii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures set forth in O.C.G.A. Section 44-7-50 et. seq., and without being liable for any claim for trespass or damages therefor, and, in connection therewith, re-key the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Upon



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

such reletting, all rentals received by the Landlord from such re-letting shall be applied first, to the payment of any indebtedness other than the Rent due hereunder from Tenant to Landlord; secondly, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorneys' fees and the costs of such alterations and repairs as may be necessary relative to such re-letting; third, to the payment of the Rents then due and unpaid under the Lease; and the residue, if any, shall be held by the Landlord and applied in payment of future Rents as same may become due and payable hereunder. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; or

               (iii) Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; or

               (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

               (v) Landlord may declare the entire amount of Base Rental, Additional Rent and other sums which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately without notice to Tenant, and thereafter Landlord may terminate this Lease and recover from Tenant, as full liquidated damages, all damages Landlord may incur by reason of Tenant's default, which damages shall be limited to (a) the amounts due and owing prior to such termination, plus (b) the cost of recovering the Premises, plus (c) reasonable attorney's fees and costs, plus (d) a sum which, at the date of such termination, equals the present value [discounted at ten percent (10%) per annum] of (i) the Base Rental, Additional Rent and all other sums which would have been due and payable by Tenant hereunder for the remainder of the Term (including any Extended Term, if the Term of the Lease has been extended) less (ii) the aggregate reasonable rental value of the Premises for the same period, accounting for the cost, time and other factors necessary to relet the Premises, all of which amounts shall be immediately due and payable; provided, however, if Landlord elects to pursue this remedy, Landlord shall do so exclusively and shall not thereafter pursue any of the other remedies set forth in section 10(b)(i)(iv) to collect Base Rental and Additional Rent due from Tenant. The foregoing limitation of remedies is without prejudice to Landlord's right to enforce Tenant's indemnity obligation with respect to claims, damages and liabilities (other than Base Rental and Additional Rent) resulting to Landlord by or through Tenant's use and occupancy of the Premises. Landlord and Tenant agree that such amounts constitute a good faith reasonable estimate of the damages which might be suffered by Landlord upon the occurrence of a Default and that it as impossible to estimate more precisely such damages. Landlord's receipt of the aforesaid amount is intended not as a penalty but as full liquidated damages.

        (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity; provided, however, Landlord's election to pursue the remedy in Section 10(b)(v) shall be exclusive of any other remedies available to Landlord except as provided in said
Section 10(b)(v).

        (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress of or any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

        (e) Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of unlawful detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder during the balance of the Term, except as herein expressly provided. Landlord may collect and receive any Base Rental, Additional Rent, or charges due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law by virtue of this Lease.

        (f) The Base Rental is calculated for the Term of this Lease and a substantial portion of the Base Rental includes reimbursement to Landlord of direct out-of-pocket investment costs and expenses with respect to leasing the Premises to Tenant that Landlord has incurred or will incur during the Term for tenant improvements, leasing commissions and other costs, various tenant concessions, and other similar direct costs and expenses relating to Landlord's investment in the Premises, the aggregate amount of which Landlord has spread over the entire Term. Tenant acknowledges that Landlord will suffer damages, including, but not limited to, such unreimbursed direct out-of-pocket costs and expenses unless Tenant pays to Landlord all the Base Rental due to Landlord for the entire Term.

        (g) In the event Landlord commences any proceedings for nonpayment of Base Rental, Additional Rent or other sums due hereunder, Tenant will not interpose any counterclaim of whatever nature or description which is not directly related to the Lease in any such proceeding. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action or actions brought by Tenant.

        (h) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Section, demand for payment of any rent, or demand for possession.

        (i) All rights and remedies of Landlord created or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

        (j) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord, including, but not limited to, reasonable attorneys' fees in enforcing any of the covenants and agreements of this Lease or as a result of any action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall be paid by Tenant to Landlord within ten (10) days after Landlord's written demand therefor.

        (k) Notwithstanding anything in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirements. If the result of any such action or arbitration shall be adverse to Landlord, Landlord shall be liable to Tenant for Tenant's reasonable expenses and attorney's fees thereby incurred.

11.     ASSIGNMENT AND SUBLETTING

        (a) Tenant shall not sublet any part of the Premises, nor assign this Lease or any interest herein, without the prior written consent of Landlord. Any sublease or assignment made without Landlord's consent shall be void. Landlord shall be entitled to deny consent to an assignment or sublease for any reason or no reason. For illustration only, without limiting in any respect the reasons Landlord may withhold its consent, the following are examples of reasons Landlord may withhold its consent: (i) the proposed subtenant or assignee may, in Landlord's judgment unreasonably burden the Complex, its amenities or services (ii) if the rate of compensation, including, but not limited to, all rent requested by Tenant for the portion of the Premises to be subleased or subject to an assignment of the Lease, impacts upon or impairs Landlord's ability to rent space in the Complex at the then market rate as offered by Landlord, (iii) the financial statements or the business experience of the proposed assignee or sublessee are unsatisfactory to Landlord,
(iv) the proposed use of the Premises conflicts with other uses within the Complex, (v) the prospective assignee or sublessee is an existing tenant of the Complex and in Landlord's judgment such sublease or assignment may affect Landlord's lease relationship with such tenant, or (vi) Tenant's proposed subletting or assignment will in Landlord's judgment compete with landlord's ability to lease other vacant space in the Complex. Consent by Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder.

        If Tenant desires to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or sublessee; (b) the amount and location of the space in the Premises affected; (c) the proposed effective date of the subletting or assignment; and
(d) the proposed rental to be paid to Tenant by such sublessee or assignee.

        If Tenant shall give such notice, Tenant shall pay on demand Landlord's reasonable costs, including attorneys' fees incurred to consider and as necessary to document such transaction. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from receipt of such notice (a) consent to such proposed assignment or subletting; (b) deny such consent (if Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected to deny such consent); or (c) elect to cancel this Lease, or to reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises.

        If Landlord's election is to cancel or to reduce the area of the Premises as provided in the foregoing clause (c) (such election being referred to herein as "Landlord's Modification Election"), Tenant shall have ten (10) days from receipt of Landlord's Modification Election to notify Landlord of Tenant's acceptance of such cancellation or reduction or Tenant's desire to remain in possession of the Premises under this Lease for the remainder of the Term. If Tenant fails to notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of the Premises reduced, as the case may be, in accordance with Landlord's Modification Election and such termination or reduction shall be effective at the end of the ten (10) day period provided for above. If Landlord gives its consent to any such assignment or sublease, any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord.

        If this Lease is cancelled, the area of the Premises is reduced or a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal, management, leasing or accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be.

        Any physical alterations necessary with respect to any such assignment, subletting or reduction of the area of the Premises shall be subject to the provisions of this Lease regarding alterations and shall be at Tenant's sole cost and expense and subject to applicable building codes. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee, or other category of transferee shall release Tenant from any of its obligations under this Lease or be deemed to constitute Landlord's consent to such assignment, sublease or transfer.

        (b) The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

        (c) The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease; provided, however, that
(a) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then Tenant named herein and each respective assignor or transferor shall not be liable under or bound by any such increase, enlargement or reduction; and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferors of such assignee or transferee.

        (d) Tenant shall have no right whatsoever to encumber any of the Tenant's rights, title or interest under this Lease, without the prior written consent of the Landlord.

        (e) Nothing in this Lease shall in any way restrict Landlord's right to assign or encumber this Lease in its sole and absolute discretion. Should the Landlord assign this Lease as provided for above, or should Landlord encumber all or any portion of the Complex and should the holder of such encumbrance succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Lease term remaining after such succession and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such attornment agreement, provided the same does not substantially modify any of the provisions of this Lease and has no material adverse effect upon Tenant's continued occupancy of the Premises.

12.     CONDEMNATION

        (a) If all or a part of the Premises is taken by virtue of eminent domain or other similar proceeding, or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant. If all or a part of the Complex other than the Premises is taken by virtue of eminent domain or other similar proceeding, or is conveyed in lieu of such taking rendering the remaining part of the Complex not subject to such condemnation shall be substantially and adversely affected thereby, then Landlord, in its sole discretion may terminate this Lease. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the Rentable Square Footage of the Premises taken, as determined by the Landlord's architect or engineer. In any event, Landlord shall be entitled to, and Tenant shall not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Complex or the Land; provided however, in the event of a termination of this Lease Tenant shall be entitled to make a separate claim in any condemnation proceeding, action or ruling relating to the Complex for Tenant's moving expenses, loss of goodwill and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant without contribution by Landlord, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such eminent domain proceeding, action or ruling and Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

        (b) Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action or ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Complex economically unfeasible, and Landlord shall be entitled to the entire award as above provided, and in such case, Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

13. INSPECTIONS

        Landlord, its agents, employees, contractors and subcontractors, may enter the Premises at reasonable hours to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Complex; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and
(c) make repairs or alterations (i) required of Landlord under the terms hereof;
(ii) to any adjoining space in the Complex; or (iii) to any systems serving the Complex which run through the Premises; and (d) to perform any and all of Landlord's obligations under this Lease, or any other lease, where entry to such Premises is reasonably required for such performance. In addition to the foregoing, Landlord, its agents, employees, contractors and/or sub-contractors may enter the Premises at any time if an emergency requires such entry. Any such entry shall not constitute an eviction of Tenant or be deemed as disturbing Tenant's quiet enjoyment of the Premises and no abatement of rent shall result because of such entry and/or performance. Landlord shall be allowed to take all material into and upon Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part; and the Base Rental and Additional Rent reserved shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made. If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a pass key, or when for any reason an entry therein shall be necessary and entry by pass key is not possible, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. All entries shall, where possible, be performed at such times and in such fashion so as not to unreasonably interfere with the conduct and operation of Tenant's business. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or Complex other than as herein provided.

14. SUBORDINATION

        (a) This Lease shall be subject and subordinate to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Complex or the Property and also to all renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. In confirmation of the subordination set forth in this Section 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder(s) of the deed(s) to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases. Notwithstanding the foregoing, Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deed(s) to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or deed(s) to secure debt terminates for any reason or any such deed(s) to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, deliver to Mortgagee or the Landlord within ten (10) days of written request an attornment agreement, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease.

        (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt, Tenant shall at the option of the purchaser at such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. Tenant agrees that the institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder.

        (c) If such purchaser requests and accepts such attornment, from and after the time of such attornment, Tenant shall have the same remedies against such purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except that such purchaser shall not be (i) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; (iii) bound by any Rent or security deposit which Tenant might have paid in advance to the prior Landlord; (iv) obligated to cure any default of any prior Landlord under the Lease that occurred prior to the time that such purchaser succeeded to the interest of Landlord in the Property; or (v) bound by any amendment or modification of the Lease made without the prior written consent of such purchaser.

        (d) As used in this Section 14, the term "deed(s) to secure debt" shall also include mortgage(s) and deed(s) of trust.

15. INDEMNIFICATION AND HOLD HARMLESS

        (a) Tenant hereby indemnifies and holds harmless Landlord from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person whomsoever, whether due to damage to the Premises, claims for injuries to the person or property of any other tenant of the Complex or of any other person in or about the Complex or the Property for any purpose whatsoever, or administrative or criminal action by a governmental authority, if such injury, expense, damage, liability or claim results either directly or indirectly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant, or any other person entering in the Complex or upon the Premises under express or implied invitation or consent of Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court costs and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim or any action by a governmental authority.

        (b) Tenant shall report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord immediately in such instance.

16. TENANT'S INSURANCE

        (a) Tenant shall carry (at its sole expense during the Term): (i) fire and extended coverage insurance insuring Tenant's improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to be equal to the full replacement value of such improvements and property, as such may increase from time to time; (ii) worker's compensation insurance required by the State of Georgia; and (iii) commercial general liability coverage on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use, or occupancy of the Premises, or other portions of the Complex, including contractual liability and such other coverages and endorsements as are reasonably required by Landlord, such policy to have a combined single limit of not less than Three Million and No/100 Dollars ($3,000,000) for any bodily injury or property damage occurring as a result of or in connection with the above. Landlord and Landlord's property manager, asset manager, and their respective partners, officers, shareholders, policyholders, employees, attorneys and agents, and employees shall be named additional insureds on the policies required hereunder and such policies shall provide that the coverage thereunder is primary to, and not contributing with, any policy carried by any such additional insured.

        (b) Tenant shall have included in all policies of insurance respectively obtained by it with respect to the Complex or Premises a waiver by the insurer of all right of subrogation against Landlord in connection with any loss or damage thereby insured against, and Landlord shall have included in all property insurance policies required to be maintained by Landlord under this Lease a waiver by the insurer of all right of subrogation against Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law, Landlord as to its property insurance policies and Tenant as to all its policies, each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage results from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation to the extent required above, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

        (c) All said insurance policies shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord having a Best's Rating of A XII or better and shall be noncancellable and nonamendable except after thirty (30) days' written notice to Landlord. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. Landlord shall have the right to periodically review the coverages required hereunder and if Landlord deems it reasonably necessary to require additional coverage resulting from inflation or from increases in jury verdicts or other economic conditions in the jurisdiction where the Property is located, Tenant shall obtain the coverage requested by Landlord.

17. REMEDIES CUMULATIVE

        The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law. The utilization by a party of any remedy shall not be deemed an election of remedies, so as to preclude said party from utilizing other remedies at the same time.

18. ENTIRE AGREEMENT - NO WAIVER

        (a) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease (except for changes to "Rules" (as defined below) pursuant to Section 28 hereof) cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written promises, or prior oral promises, agreements or warranties, except such as are expressed herein.

        (b) Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver, and that only for the time and extension therein stated.

19. HOLDING OVER

        If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be double the amount of Rent due in the last month of the Term. Nothing herein shall be deemed to require Landlord to so acquiesce and any acquiescence, if given, can be terminated by Landlord, at any time. The provisions of this paragraph do not exclude Landlord's rights of re-entry or any other right or remedies provided or allowed hereunder and/or by law. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration of the Term or any permitted termination of the Lease by Landlord.

20. NOTICES

        (a) Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if delivered personally or sent by certified mail return receipt requested addressed (i) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's addresses set forth above, or at such other address for either party as that party may designate by notice in writing to the other. Notice shall be deemed given, if delivered personally, upon delivery thereof, and if sent by certified mail return receipt requested, three (3) days after deposit with the United States Postal Service.

        (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, an employee of Tenant at the Premises at the time of such service.

21. HEIRS, SUCCESSORS, AND ASSIGNS-PARTIES

        (a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and permitted assigns, it being understood that the term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Building of which the Premises are a part, so that in the event of any sale or sales of said Building (or of any lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the new ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Building. Should the Complex be severed as to ownership by sale and/or lease, then the owner of the Building or lessee of the Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of such party.

        (b) The terms "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

22. ATTORNEY'S FEES

        In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

23. TIME OF THE ESSENCE

        It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

24. NO ESTATE IN LAND

        Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

25. SECURITY DEPOSIT

        Landlord shall retain the security deposit paid under the Existing Lease of $28,781.44 as a security deposit for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Unless required to do so by law, Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord. Security deposits shall not be considered advance payments of Rent or a measure of Landlord's damages, in the case of a default by Tenant. The security deposit shall be returned to Tenant within thirty (30) days after the Expiration Date, provided Tenant has fully performed its obligations hereunder. Regardless of any permitted assignment of this Lease by Tenant, Landlord may return the security deposit to the original Tenant in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the balance thereof, which shall satisfy in full Landlord's obligation to return the security deposit. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on deposit at all times during the Term of this Lease. In the event of a sale or lease of the Building subject to this Lease, Landlord shall transfer the security deposit to the Purchaser or lessee, and Landlord shall thereupon be released from all liability for the return of such security deposit and Tenant shall look solely to the successor Landlord for the return of the security deposit. This provision shall apply to every transfer or assignment made of the security deposit to a successor Landlord. The security deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void.

26. COMPLETION OF THE PREMISES

        The Work Agreement sets forth, among other things, Landlord's and Tenant's agreement regarding improvements if any, to be made to the Premises. Any work required by Tenant as provided for in said Exhibit "D" shall be performed within the provisions and according to all standards of said Exhibit "D".

27. PARKING AND ACCESS AREAS

        (a) Landlord shall maintain unreserved parking facilities for the purpose of accommodating Tenant, Tenant's invitees and employees, and other tenants, their invitees and employees, subject to such limitations and conditions from time to time imposed by Landlord and subject to reservation of certain parking spaces for particular tenants. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property. Said parking shall be provided in quantities which are in accordance with the zoning regulations or variances then in effect for the Property in which the Building is located.

        (b) Tenant agrees that the number of parking spaces in the Project actually used by Tenant and its employees and guests will never at any time exceed the ratio of 4.0 parking spaces per 1,000 rentable square feet of the Premises. Landlord shall have the right to undertake any measures or promulgate and enforce any rules and regulations which Landlord deems necessary or appropriate to enforce this provision, including, by way of illustration but not limitation, restricting access to such parking spaces, or parking fines against or towing the automobiles of violating parties.

28. RULES AND REGULATIONS

        The Rules and Regulations (collectively "Rules") set forth on Exhibit "C" are incorporated into and made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building. Such new or modified Rules shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to abide by the Rules at all times. In the event of any breach of any Rules and failure to cure as permitted hereunder, Landlord shall have all remedies provided for in this Lease in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of the Rules. Landlord shall not be responsible to Tenant for the nonobservance of the Rules by any other tenant or person.

29. RIGHT TO RELOCATE

        If the Premises contains less than 5,000 square feet of rentable area, Landlord may move Tenant from the Premises to other office space within the Complex by giving Tenant not less than thirty (30) days' written notice, provided such other office space is substantially equivalent in area and interior finish (but not necessarily floor plan lay-out) to the Premises. If Tenant fails to relocate to such other office space or, in Landlord's sole opinion, unreasonably delays in relocating to such other office space, Tenant shall be in default hereunder, and notwithstanding any other provision herein to the contrary, Landlord, upon giving Tenant not less than fifteen (15) days written notice, shall immediately, without any further notice, be entitled to exercise any and all of Landlord's remedies hereunder in the event of default. If Landlord shall exercise its rights under this provision, Landlord shall reimburse Tenant for Tenant's actual and reasonable out-of-pocket expenses (including but not limited to moving costs, new stationery, business cards and similar paper products of Tenant which include Tenant's address) incurred in moving to such relocated Premises after Tenant shall submit to Landlord an invoice together with evidence of the actual expenses incurred by Tenant.

30. LATE PAYMENTS - ACCORD AND SATISFACTION

        Any payment due of Tenant hereunder not received by Landlord within ten
(10) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent then due shall be deemed to be other than on account of the earliest stipulated Rent or other sums then due and payable under this Lease; nor shall any endorsement or statements on any check or any letter or other writing accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums then due under this Lease or pursue any other remedy provided in this Lease.

31. ESTOPPEL CERTIFICATE

        At any time, Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser of the Property, the Building and the Complex, or both (as designated by Landlord), an Estoppel Certificate in recordable form, or in such other form which Landlord requires, evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises;
(d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any) (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (f) any such other information reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee. Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph, if Tenant fails to provide same in a timely manner.

32. SEVERABILITY AND INTERPRETATION

        (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        (b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

33. MULTIPLE TENANTS

        If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

34. FORCE MAJEURE

        Notwithstanding any provision in this Lease to the contrary, Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

35. QUIET ENJOYMENT

        So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

36. BROKERAGE COMMISSION; INDEMNITY

        FAISON & ASSOCIATES, INC. ("FAISON") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION. NO BROKER HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. FAISON SHALL BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant relative to this Lease. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord, relative to this Lease.

37. EXCULPATION OF LANDLORD

        (a) Notwithstanding any provision in this Lease to the contrary, Landlord and Landlord's managing agent's liability with respect to or arising from or in connection with this Lease shall be limited solely to Landlord's interest in the Complex. Neither Landlord, any of the partners of Landlord, any officer, director, principal, trustee, policyholder, shareholder, attorney nor employee of Landlord or its managing agent shall have any personal liability whatsoever with respect to this Lease.

        (b) Landlord and Landlord's managing agent shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from this Lease or in connection with this Lease. Tenant shall look solely to the equity of Landlord in the Complex for the satisfaction of any money judgment to Tenant. Such exculpation of liability shall be absolute and without exception whatsoever.

38. ORIGINAL INSTRUMENT

        Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

39. APPLICABLE LAW

        This Lease has been made under and shall be construed, interpreted and enforced under and in accordance with the laws of the State of Georgia.

40. NO RECORDATION OF LEASE

        Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

41. HAZARDOUS WASTES

        Neither Tenant, its successors or assigns, nor any permitted assignee or sublessee, licensee or other person or entity acting by or through Tenant, shall (either with or without negligence) cause or permit the escape, disposal or release of any "Hazardous Substances, or Materials" (as hereinafter defined). Tenant shall not allow the storage or use of such Hazardous Substances or Materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Complex, the Property or the Premises any such Hazardous Substances or Materials except to use in the ordinary course of Tenant's business, relative to office copiers and then only if such Hazardous Substances or Materials are not prohibited by (and are only in amounts permitted by) law, after notice is given to Landlord of the identity of such Hazardous Substances or Materials. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, substance or material described in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to time, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances or Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances or Materials on the Premises, the Complex or the Property. Tenant indemnifies and covenants and agrees at its sole cost and expense, to protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney's fees and expert's fees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substances or Materials on, in, under or affecting the Premises, the Complex or the Property or any part thereof as a result of any act or omission by Tenant, its successors or assigns, or any permitted assignee, permitted sublessee or licensee or other person or entity acting at the direction with the consent of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term.

42. BANKRUPTCY

        (a) The following shall be events of bankruptcy under this Lease: (i) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled "Bankruptcy, 11 U.S.C., Sec. 101, et. seq." (the "Bankruptcy Code"), or under applicable insolvency laws (the "Insolvency Laws");
(ii) the appointment of a receiver or custodian for any or all of Tenant's property or assets, if such appointment shall not be dismissed within ninety
(90) days; or (iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws; or (iv) the filing of an involuntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws, which is not dismissed within sixty (60) days of filing; or (v) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

                In the event of Tenant's bankruptcy, Landlord at its option may, in addition to all other rights and remedies provided in this Lease at law or in equity, terminate this Lease by giving written notice to Tenant. If termination of this Lease shall be stayed by order of any court having jurisdiction over any bankruptcy or insolvency proceeding or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as "Tenant" only for the purposes of this Section) shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligation under this Lease, Landlord, to the extent permitted by law or by leave of the court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days' notice to Tenant and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without notice, may re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

        (b) For the purposes of the preceding paragraph (a), adequate protection of Landlord's right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, shall include, without limitation, the following requirements:

        (i)   that Tenant comply with all of its obligations under this Lease;

        (ii) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, shall such amount be less than the aggregate Rental payable for such monthly period;

        (iii) that Tenant continue to use the Premises in the manner originally required by the Lease;

        (iv) that Landlord be permitted to supervise the performance of Tenant's obligations under this Lease;

        (v) that Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, an additional security deposit in an amount acceptable to Landlord;

        (vi) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

        (vii) that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3), as it may be amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than thirty (30) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord's designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease; and

        (vii) that if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option pursuant to paragraph
              (vii) of this Section, Tenant hereby agrees that:

              (A) such assignee shall have a net worth not less that the net worth of Tenant as of the Commencement Date, or such Tenant's obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Tenant's net worth as of the Commencement Date;

              (B) such assignee shall not use the Premises except subject to all the restrictions contained in this Lease;

              (C) such assignee shall assume in writing all of the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting the Uses permitted herein and payment of Rent, and such assignee shall provide Landlord with assurances satisfactory to Landlord that it has the operating experience sufficient to enable it so to comply with the terms, covenants and conditions of this Lease and successfully operate the Premises;

              (D) such assignee shall indemnify Landlord against, and pay to
                  Landlord the amount of, any payments which may be obligated to be made to any Mortgagee by virtue of such assignment;

              (E) such assignee shall pay to Landlord an amount equal to the unamortized portion of any construction allowance made to Tenant; and

              (F) if such assignee makes any payment to Tenant, or for
                  Tenant's account, for the right to assume this Lease (including, without limitation, any lump sum payment, installment payment or payment in the nature of rent over and above the Rental payable under this Lease), Tenant shall pay over to Landlord one-half of any such payment, less any amount paid to Landlord pursuant to clause (E) above on account of any construction allowance.

        As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon (i) the financial condition and specific operating experience of Tenant and Tenant's obligation to use the Premises specifically in accordance with this Lease, (ii) Tenant's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code or the Insolvency Laws for Tenant and (iii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Bankruptcy Code or the Insolvency Laws for Tenant, or the Lease being rejected within such 60-day period and the Premises surrendered to Landlord.

        Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Tenant hereby agrees that:

        (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that a petition is filed or other action is commenced under the Bankruptcy Code or the Insolvency Laws (an "Action") shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;

        (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

        (iii) Any extension of the time period within which Tenant may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Landlord;

        (iv) Any time period designated as the period within which Tenant must cure all defaults and compensate Landlord for all pecuniary losses that extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Landlord;

        (v) Any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment that results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;

        (vi) Any proposed assignment of the Lease to an assignee: (1) that will not use the Premises specifically in accordance with the Lease,
              (2) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Tenant as of the date of this Lease, or (3) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of the original guarantors of the Lease as of the date of this Lease, shall be harmful and prejudicial to Landlord;

        (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord.

        No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code, the Insolvency Laws, or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code.

        Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute "rent" for purposes of the Bankruptcy Code.

        For purposes of this Section addressing the rights and obligations of Landlord and Tenant if an Action is commenced, the term "Tenant" shall include Tenant's successor in bankruptcy, whether a trustee, Tenant as debtor in possession or other responsible person."

43. SIGNS

        No sign of any type or description shall be erected, placed or painted in or about the Premises, the Complex or the Property, except those signs submitted to Landlord in writing, and approved by Landlord in writing, which signs shall be in conformance with Landlord's sign criteria established for the Complex.

44. CONTROL OF COMMON AREAS AND PARKING FACILITIES

        All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common (the "Common Areas"), of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right but not the obligation from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas; to police same, from time to time (it being expressly understood that such right of Landlord shall in no event be construed to create any affirmative duty or obligation on the part of Landlord to police or provide security or protection or give rise to any liability of Landlord in the event of a third-party's criminal act); to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by, and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons, and customers; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person of the public therein; to close temporarily all or any portion of the Common Areas; to discourage non-tenant parking; to charge a fee for visitors and customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, shall be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas in such a reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority but not the obligation to designate a manager of the parking facilities or Common Areas or other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same and to employ all personnel and to make and enforce all Rules pertaining to, and necessary for, the proper operation and maintenance of the parking areas or the Common Areas. Tenant shall comply (and shall require all persons within its control to comply) with such Rules, upon notice of same.

45. NO SMOKING

        Tenant acknowledges that "smoking" is prohibited in all areas of the Premises, the Complex (including common areas and all grounds) and the Property except in areas, if any, outside the Building (and outside any other building in the Complex) that are designated by Landlord as "Designated Smoking Areas". Landlord shall have the right, but not the obligation, to designate an area or areas outside buildings in the Complex as "Designated Smoking Areas". Landlord shall have the right from time to time to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord's discretion, to prohibit smoking in the Designated Smoking Areas or the right to refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on the Premises, Complex and Property. Any violation of this provision shall be a default under this Lease and in addition and without limiting Landlord's rights and remedies in consequence of such default, entitle Landlord to assess a monetary fine against Tenant for each violation of this
Section in the amount of $25.00. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form. Notwithstanding anything in this Lease to the contrary, no liability shall attach to Landlord for any failure to enforce this provision (or similar provisions in other leases).

46. PRIOR OCCUPANCY

        If Tenant, with Landlord's consent shall occupy the Premises prior to the beginning of the Term specified in Section 1(c) hereof, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and Rent for such period shall be paid by Tenant at the same rate herein specified.

47. GUARANTEE

        As an inducement for Landlord to enter into this Lease, Landlord shall be provided with a guaranty in the form attached as Exhibit "H".

48. LEASE BINDING UPON DELIVERY

        This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

49. SPECIAL STIPULATIONS

        The special stipulations attached hereto on Exhibit "F" and made a part hereof, if any, shall control if in conflict with any of the foregoing provisions of this Lease.

50. HEADINGS

        The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

51. SURRENDER OF LEASE NOT MERGER

        The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger and may, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

52. MORTGAGEE PROTECTION

        If there is a default by Landlord under this Lease, Tenant covenants to give notice by registered mail to, in addition to Landlord, any grantee of a deed to secure debt, mortgagee under a mortgage, or beneficiary under a deed of trust encumbering the Premises, whose address shall have been furnished it, and shall offer such grantee, mortgagee or beneficiary, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

53. INTERFERENCE

        Landlord shall have no liability to Tenant nor shall Tenant have any right to terminate this Lease or claim any offset against or reduction in any sum to be paid hereunder because of interference with, or impairment to any extent, of light, air, visibility, or view, or because of damage or inconvenience due to noise, vibration or other matters resulting from the excavation, construction, repair or addition of or to, buildings adjacent to or near the Complex. No easement of light or air is granted in this Lease or otherwise.

54. NO PARTNERSHIPS

        Landlord shall not by the execution of this Lease in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

55. ADA

        Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990 ("ADA") within the Premises and Landlord shall be responsible for compliance with Title III of the ADA relative to the Common Areas within the remainder of the Complex.

56. USE OF PRONOUN, RELATIONSHIP

        The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, a trust or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense when there is more than one Tenant and to either corporations, trusts, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

57. SURRENDER

        No surrender of the Premises, or of the remainder of the Term of this Lease, shall be valid unless accepted in writing by Landlord.

58. WAIVER OF JURY TRIAL

        TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR

COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED BY TENANT HEREUNDER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

59.     NO THIRD PARTY BENEFICIARY.

        This Agreement is only intended to benefit, and is only enforceable by and against the parties hereto, their successors and assigns and no provisions herein are intended to benefit or be enforceable by any persons not a party to or successor or assign to any of the parties herein.

60.     REPRESENTATIONS OF TENANT.

        Tenant, by its execution hereof, represents and warrants to Landlord and its successors and assigns that as of the date hereof Tenant is a duly established and validly existing corporation of the State of __________ and that the individual(s) signing this Lease on behalf of Tenant has/have been duly authorized to do so and thereby bind Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                       TENANT:

                                       EXACTIUM, INC.

                                       /s/ ELI BARAK
                                       ------------------------------------
                                       Authorized Signature

                                       Eli Barak
                                       ------------------------------------
                                       Type Name of Signatory

                                       /s/ JEANNE B. JAMBER
                                       ------------------------------------
                                       Authorized Signature

                                       Jeanne B. Jamber
                                       ------------------------------------
                                       Type Name of Signatory

                                       Tenant Tax Identification Number

                                       58-2260868
                                       ------------------------------------
                                       Date Executed by Tenant: 12/2/97
                                                                -----------

                                                                (CORPORATE SEAL)

Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

                                       "LANDLORD"

                                       BEACON PROPERTIES, L.P., a Delaware
                                       limited partnership

                                       By: Beacon Properties Corporation,
                                           General Partner

                                       By: /s/ DONALD B. BROOKS
                                          ------------------------------------
                                       Donald B. Brooks, Senior Vice President

                                       Date Executed by Landlord: 12-10-97
                                                                 -------------
                                                                (CORPORATE SEAL)
                                                       11/5/97

                                  EXHIBIT "A"














                         [FLOOR PLAN SUITE 200 GRAPHIC]

                                  EXHIBIT "B"

                          LEGAL DESCRIPTION OF THE LAND

All that tract and parcel of land lying and being in land lot 37 of the 17th district of Fulton County, Georgia as shown and described on Property Line Plat for The Landmarks Group prepared by Roger L. Cordes & Associates and dated August 19,1970 and being more particularly described as follows:

Beginning at a point on the southerly line of land lot 37, said district and county, located 150.0' easterly, as measured along said land lot line from the easterly right-of-way line of Glenridge Drive and running thence n.01 degrees 33'30"w. 220.9' to a point; thence n.03 degrees 33'w. 98.8' to a point; thence
s.85 degrees 14'30"w.5.0' to a point; thence n.06 degrees 13'30"w.5.0' to a point; thence s.63 degrees 55'30"w. 156.7' to the easterly right-of-way line of Glenridge Drive; thence northerly along said Glenridge Drive 51.9' to a point; thence s.85 degrees 14'30"w. along said Glenridge Drive 5.0' to a point; thence northerly along said Glenridge Drive 7.1' to a point; thence n. 63 degrees 55'30"s. 159.4' to a point; thence n. 06 degrees 13'30"w. 76.3' to a point; thence n.09 degrees 41'w. 75.0' to a point, thence s. 63 degrees 55'30"w. 139.6' to a point; thence s.06 degrees 13'30"e. 77.8' to a point; thence s.63 degrees 55'30"w. 15.0" to the easterly right-of-way line of Glenridge Drive; thence northerly along said Glenridge Drive 190.8' to a point; thence n.78 degrees 16'30"e. 145.9' to a point; thence n.09 degrees 41'w. 188.1' to the southeasterly line of property now or formerly owned by Lane; thence n.66 degrees 41'30"e. along said Lane property 1,064.7' to the westerly right-of-way and limit of access line of the North Fulton Expressway; thence s. ll degrees 32'e. along said North Fulton Expressway 241.2' to a concrete monument at the beginning of a ramp connecting said expressway with said Interstate Highway 285; thence southwesterly along, and following the curvature of said right-of-way and limit of access line of said ramp 1,342.9' to an iron pin corner on the southerly line of said land lot 37; thence n.89 degrees 07'30"w. along said land lot line 170.2' to the point of beginning. Together with full fights of ingress and egress to and from Glenridge Drive over the parcel of land separating the herein described parcel from said Glenridge Drive.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

        1. No sign, picture, advertisement or notice shall be displayed by Tenant on any part of the Premises or the Complex unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment.

        2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

        3. Tenant shall not do or permit to be done in or about the Premises or Complex anything which shall increase the rate of insurance on said Complex or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc., nor use the Premises for sleeping, lodging, or cooking by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffeemaker. No vending machines of any kind will be installed, permitted or used on any part of the Premises. No part of said Complex or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Complex or Premises without prior written consent of Landlord. No area outside of the Premises shall be used for storage purposes at any time.

        4. No bicycles, motorcycles or other motorized vehicles, birds or animals of any kind shall be brought into said Complex. All vehicles shall be parked only in areas designated therefor by Landlord.

        5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Complex shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Complex shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

        6. Only one key for each office in the Premises will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without written consent of Landlord. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

        7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, filing cabinets, machines and other equipment which Tenant may use in the Premises. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Complex only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed 50 pounds per square foot of floor space without prior written approval of Landlord.

        8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible, explosive, toxic or other hazardous fluid, chemical or substance shall be brought into the Complex.

        9. The Complex shall be open to Tenant, its employees, and business visitors, between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and holidays and on Saturdays between the hours of 7:00 a.m. and 1:00 p.m. Landlord may implement a card access security system to control access during other times. Landlord shall not be liable for excluding any person from the Complex during other times, or for admission of any person to the Complex at any time, or for damages or loss for theft resulting therefrom to any person, including Tenant.

        10. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by Landlord may furnish ice, drinking water, towels, and other similar services within the Complex and only at hours and under regulations fixed by Landlord.

        11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Complex, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

        12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

        13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord.

        14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Complex are prohibited, and Tenant shall cooperate to prevent the same.

        15. Landlord shall have the right to change the name of the Complex and to change the street address of the Complex, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

        16. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Complex.

        17. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

        18. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Complex and the Property, and for the preservation of good order therein.

                                    EXHIBIT D

                                 WORK AGREEMENT

        In consideration of the mutual covenants and agreements contained in this Lease and in this Exhibit D, Landlord and Tenant do hereby expressly agree as follows:

        1. DESIGN OF TENANT'S WORK. Landlord and Tenant have agreed on a preliminary plan described on Exhibit D - Schedule 3 (the "Preliminary Plan") for the improvements required by Tenant for the Premises, and the current estimate of the cost to complete the work contemplated by this preliminary plan is $21,164.53 (which cost shall be Tenant's cost, if incurred). Tenant shall, at Tenant's cost and expense, using an architect that shall be first approved by Landlord, cause final detail design plans, specifications and working drawings designated as being ready for construction to be prepared in accordance with all applicable laws, ordinances, rules, regulations and codes of all governmental or quasi- governmental bodies (hereinafter collectively referred to as "Legal Requirements") and to be approved, in writing, by both Landlord and Tenant (hereinafter collectively referred to as "Tenant's Plans"). Subject to the provisions of paragraph 7 below in this Work Agreement Tenant may use "Tenant's Allowance" (hereinafter defined) for payment of preparation of Tenant's Plans. For the convenience of Tenant and on behalf of the Tenant, Landlord, as Tenant's agent, has contracted with __________ to prepare Tenant's Plans for Tenant pursuant to the provisions hereof. Tenant's Plans shall include, but not be limited to demolition plans, the location of all interior partitions, doors, electrical switches and outlets and telephone outlets; reflected ceiling plan showing the location of all lights, fans, diffusers, and vents, electrical outlets, plumbing and mechanical plans, floor and wall coverings; signs and such other items as may be necessary or desirable in order to determine if, in Landlord's sole opinion, the work shown on Tenant's Plans is aesthetically compatible with the surrounding improvements, and in order to allow the Landlord to obtain accurate bids on, and to accurately determine the cost to complete the installation of all such work shown on the Tenant's Plans (hereinafter collectively referred to as "Tenant's Work"). Tenant's Plans shall be minimum 1/8-inch scale architectural and engineering drawings although details may be shown with a different scale. Tenant shall submit four (4) copies of Tenant's Plans to Landlord within thirty (30) days after the execution and delivery of this Lease by both Landlord and Tenant. Tenant's Plans shall conform to and be consistent with the Preliminary Plan. Landlord shall within five (5) business days either approve (or approve with conditions) Tenant's Plans or disapprove Tenant's Plans and give Tenant the reasons for such disapproval. If Landlord shall disapprove Tenant's Plans, Tenant shall make the changes to Tenant's Plans as required by Landlord in order to obtain Landlord's approval of Tenant's Plans and Tenant shall resubmit Tenant's Plans to Landlord for Landlord's written approval. If Landlord has "approved with conditions" Tenant shall either accept in writing such conditions or resubmit the Tenant's Plans with changes to correct the issues that are the basis for such conditions and in such event, such resubmission shall be treated in the same way as if the Tenant's Plans had been initially disapproved by Landlord. This procedure shall continue until Tenant's Plans shall be finally approved, in writing, by Landlord and Tenant. Landlord agrees to give Tenant its approval or disapproval of Tenant's Plans within five (5) business days of the date Tenant shall submit or resubmit any plans to Landlord. If Tenant shall fail to obtain Landlord's approval of Tenant's Plans within forty (40) days after the date of this Lease, for reasons other than a Landlord delay approving or giving comments to Tenant's Plans, then such delay after forty (40) days shall be a Tenant Delay for purposes of Section 4 (b) hereof. Four (4) sets of Tenant's Plans as finally approved by both Landlord and Tenant shall be signed and dated by both Landlord and Tenant as ready for construction. Three (3) signed copies of same shall be retained by Landlord and one (1) signed copy shall be retained by Tenant. Tenant's Work performed pursuant to this Exhibit D shall be deemed permanent fixtures and shall become the property of Landlord upon completion of same by Landlord.

        2. REVIEW OF TENANT'S PLANS. The review and approval of Tenant's Plans by Landlord are solely for purposes of determining, in Landlord's sole opinion, whether or not Tenant's Plans are compatible with the function, design, capacity and layout of the mechanical, structural, electrical and plumbing systems, facilities and equipment located in the Building. The Landlord shall not be liable in any way whatsoever to the Tenant or to any other person for the performance, design or quality of Tenant's Work, for its failure to comply with applicable legal requirements or for the utility or functional aspects of Tenant's Work.

        3. PERFORMANCE OF TENANT'S WORK

             (a) Unless Landlord and Tenant otherwise agree, after approval of Tenant's Plans, Landlord shall obtain, if Landlord does not act as CM coordinator, three (3) bids from outside contractors approved by Landlord to perform Tenant's Work. Landlord agrees to use the contractor providing the lowest bid and such bid price plus Landlord's direct contractor cost(s) and construction management fee (as set forth in 3(e) below) shall for purposes of this Lease be the "Cost of Tenant's Work".

             (b) If Landlord shall be delayed in completing Landlord's construction as a result of:

             (i) Tenant's request for materials, finishes or installations other than Landlord's standard; or

             (ii) Tenant's changes in the approved plans; or

             (iii) Tenant's failure to approve the plans and specifications or the estimate of construction costs in a timely manner pursuant to the provisions hereinabove set forth; or

             (iv) The performance of work by a person, firm or corporation employed by Tenant and delays in the completion of said work by said person, firm or corporation, then, Tenant agrees to pay to Landlord, in addition to any sum provided above, a sum equal to any additional cost to Landlord in completing Landlord's construction resulting from any of the foregoing failures, acts or omissions of Tenant. Any such sums may be collected by Landlord as "additional rent" from time to time, upon demand, whether or not the Term shall have commenced and in the event of the default in payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default in payment of Rent. All such delays in this Section shall be called Tenant Delays and shall not cause any extension or delay of the Commencement Date of this Lease as provided in Section 1 and 4 of the Lease.

             (c) Promptly after approval of Tenant's Plans and the "Cost of Tenant's Work" (as hereinafter defined) by Landlord and Tenant, and provided Tenant has paid Landlord the "Cost Differential" (as hereinafter defined), if any, Landlord shall cause construction of Tenant's Work to be commenced. Landlord shall use reasonable efforts to cause Tenant's Work to be completed substantially in accordance with the Tenant's Plans in a prompt manner subject, however, to an extension of said number of days for a period of time equal to the period of time that the performance of Landlord's obligations is prevented, delayed, retarded or hindered by acts of God, weather or unusual severity, fire, earthquake, flood, explosion, action of the elements, malicious mischief, inability to procure or general shortage of labor, services material, equipment, facilities, or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, public requisition, laws, orders of government or civil or defense authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord (all the foregoing hereinafter collectively referred to as "Unavoidable Delays"). In the event of any Unavoidable Delays, from time to time, during the course of performing Tenant's Work, the number of days set forth above in this Paragraph 4 shall be increased each time by a number of days equal to the number of days of each such delay.

             (d) Tenant hereby appoints JEANNE B. JAMBOR as the authorized representative of Tenant for purposes of dealing with Landlord with respect to all matters involving, directly or indirectly, Tenant's Plans and Tenant's Work including without limitation, change orders to Tenant's Plans (such person hereinafter referred to as the "Designated Representative"). Tenant hereby warrants and represents to Landlord that the Designated Representative has the requisite power and authority to deal with Landlord in the manner contemplated herein and that Tenant shall be bound by the acts and omissions of the Designated Representative.

             (e) Subject to the provisions set forth in this Exhibit D and Landlord's receipt of a building permit, Landlord shall commence construction of Tenant's Work within ten (10) days after final approval by Landlord of Tenant's Plans and approval by Landlord of the cost to complete Tenant's Work (hereinafter referred to as the "Cost of Tenant's Work"). Tenant acknowledges and agrees that the Cost of Tenant's Work shall include a construction management fee payable to Landlord in the amount of six (6%) percent of the Cost of Tenant's Work as CM coordinator.

        5. NOTICE OF SUBSTANTIAL COMPLETION. Upon completion of the Tenant's Work substantially in accordance with Tenant's Plans, Landlord shall furnish Tenant with notice thereof. Within five (5) days after receipt of such notice from Landlord:

             (a) Tenant shall execute and deliver to Landlord an Estoppel Statement in the form attached hereto as Schedule 1 and incorporated herein by this reference;

             (b) Tenant shall execute and deliver to Landlord the Certificate as to Term of Lease attached hereto as Schedule 2 and incorporated herein by this reference if requested by Landlord;

             (c) Tenant shall pay the first installment of Base Rental due under the Lease;

             (d) Tenant shall pay to Landlord the unpaid balance, if any, of the Cost Differential (which is hereinafter defined in Section 8 below); and

             (e) Tenant shall furnish Landlord at Tenant's expense with final as-built plans of Tenant's Work on reproducible mylar drawn to minimum 1/8-inch architectural scale.

        Promptly upon receipt of all of the items set forth above in this Paragraph 5, or at Landlord's election prior to such receipt, Landlord shall tender possession of the Premises to Tenant by written notice to Tenant.

        6. TENANT'S INSPECTION OF PREMISES.

             (a) Within five (5) days after the date of notice of substantial completion referred to in Paragraph 5 of this Exhibit D, the Designated Representative and Landlord shall jointly inspect the Premises for purposes of determining whether or not any unfinished work required to be performed pursuant to Tenants' Plans (such unfinished work hereinafter referred to as "Punchlist Items") remains incomplete. Landlord shall be responsible for causing the Punchlist Items to be completed as expeditiously as reasonably practicable, but in any event within ninety (90) days after the date of notice of substantial completion, subject, however, to extensions of such ninety (90) day period resulting from Unavoidable Delays. Substantial completion of the Premises shall be deemed to have occurred so long as any Punchlist item does not reasonably prevent Tenant from beneficially occupying substantially all of the Premises and using the Premises for the purposes set forth in Paragraph 6 of this Lease.

             (b) The Designated Representative may, from time to time, visit the Premises and inspect same and may consult with Landlord and its supervisors, architects, engineers, and agents, provided, however, that the Designated Representative shall comply with all applicable legal requirements and the requirements of all insurance policies carried by Landlord with respect to the Premises which may prohibit, limit or condition access to the Premises by Tenant, or others, during the period of such construction. Tenant shall promptly notify Landlord of any deviations from Tenant's Plans in the construction of the Premises of which Tenant has knowledge.

        7. TENANT'S WORK. Tenant shall take and accept the Premises "as is, where is", with no obligation on the part of Landlord to provide any work within the Premises or any allowance therefor.

        8. CHANGE ORDERS. After commencement of Tenant's Work by Landlord, but before the commencement of any changes to Tenant's Plans, such changes to Tenant's Plans and the cost thereof (either deductive or additional) shall be mutually agreed upon in writing by Landlord and Tenant and the cost of Tenant's Work shall be adjusted accordingly. No changes to Tenant's Work will be performed without written approval from Landlord and Tenant. Tenant shall comply with all of Landlord's requirements (as to submittals, details, cost figures, cooperation, and any other items and procedures) as to each such request for a change to Tenant's Plans. If any change results in an increase in the cost of Tenant's Work, an amount of money equal to such increase shall be paid to Landlord simultaneously with the approval of such change by both Landlord and Tenant or the payment thereof shall otherwise be secured in a manner acceptable to Landlord. If, in Landlord's opinion, any change will prevent the Landlord from completing Tenant's Work within the number of days set forth in Paragraph 4 of this Exhibit D, then such number of days shall be increased by a number of days which shall be sufficient, in Landlord's reasonable estimation, to allow completion of Tenant's Work and such change.

                              EXHIBIT D SCHEDULE 1

                               ESTOPPEL STATEMENT

RE:       Lease Dated:        Amended:
          Landlord:           BEACON PROPERTIES, L.P.
          Tenant:             EXACTIUM, INC.

          Premises:

        As Tenant under the above-referenced Lease, the undersigned hereby acknowledges for the benefit of Beacon Properties, L.P., which has or is about to acquire the property in which the Premises are located, the truth and accuracy of the following statements pertaining to the Lease.

        1. Tenant has accepted, is satisfied with, and is in full possession of said Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.

        2. The Lease is in full force and effect, and Tenant is paying the full rent stipulated in the Lease with no offsets, defenses or claims.

        3. Landlord has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

        4. Landlord has complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

        5. The fixed annual base rent under the Lease is $______ and no monies have been paid to Landlord in advance of the due date set forth in the Lease described above, except.______________________________________________.

        6. The Lease is for a term of ______ years expiring __________, and Tenant has been in occupancy and paying rent since the term commenced on__________________________.

        7. No monetary or other considerations, including but not limited to rental concessions by Landlord, tenant improvements in excess of building standard, or Landlord's assumption of prior lease obligations of Tenant, have been granted to Tenant by Landlord for entering into the Lease, except ____________________.

        8. Tenant has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

        9. Tenant has delivered to Landlord a security deposit in the amount of $___________.

        10. Tenant acknowledges (a) that there have been no modifications or amendments to the Lease other than herein specifically stated, (b) it has no notice of a prior assignment, hypothecation or pledge of rents or of the Lease, and (c) the Lease represents the entire agreement between Landlord and Tenant,
(d) no prepayment or reduction of rent and no modification, termination, or acceptance of surrender of the Lease will be valid as to Beacon Properties, L.P. without the consent of said company, and (e) notice of the proposed assignment of Landlord's interest in the Lease may be given it by certified or registered mail, return receipt requested, at the Premises, or as otherwise directed below.

                                       TENANT:

                                       EXACTIUM, INC.

                                       By:
                                          ---------------------------------

                                       Title:
                                             ------------------------------

                                       Date:
                                            -------------------------------

(Address to which notices are
to be sent to Tenant if other
than to the Premises)


-----------------------------------

-----------------------------------

-----------------------------------

                              EXHIBIT D SCHEDULE 2

                         CERTIFICATE AS TO TERM OF LEASE

        WHEREAS, Beacon Properties, L.P. ("Landlord") and EXACTIUM, INC. ("Tenant") entered into that certain Lease dated _____ (the "Lease");

        WHEREAS, Landlord has delivered possession of the Premises pursuant to the Lease;

        WHEREAS, Landlord and Tenant desire to confirm the date the Lease commences the date the Term expires, the dates Base Rent is due during the Term and the Base Year for purposes of the Lease.

        NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

        1. For all purposes of this Certificate, all terms used herein that are defined in the Lease shall have the same meanings ascribed to them in the Lease.

        2. The Term commenced on the _____ day of _______, 19__, and, unless sooner terminated or extended as provided in the Lease, shall expire _____day of _______, 19__, at 5:00 o'clock p.m.

        3. Tenant has accepted possession of the Premises, including all improvements, additions and alterations to be made by Landlord under the Lease.

        4. The first monthly installment of Base Rental in accordance with the Lease has been paid, and each monthly installment of Base Rental thereafter shall be due and payable on the first (1st) day of each month commencing _______ through and including _______. Accordingly, Base Rental shall be due and payable in the following amounts in accordance with the Lease through the following dates:

 DATE                                   MONTHLY INSTALLMENT AMOUNT
 ----                                   --------------------------

        5. The Base Year for the Lease shall be the calendar year _____.

        6. Landlord and Tenant hereby ratify and affirm the Lease and agree the Lease remains in full force and effect in accordance with its term, provided, however, to the extent of any conflict between the Lease and this Certificate, this Lease Certificate shall control.

        IN WITNESS WHEREOF, Landlord and Tenant hereby execute this Certificate under seal this _____ day of _______, 19__.

                           LANDLORD:

                           BEACON PROPERTIES, L.P.

                           By: Beacon Properties Corporation, General Partner
                              -----------------------------------------------

                           By:
                              -----------------------------------------------
                                 Donald B. Brooks, Senior Vice President

                           TENANT:

                           EXACTIUM, INC.


                           By:
                              ------------------------------------
                           Print or Type Name:
                                              --------------------
                           Title:
                                 ---------------------------------

                              EXHIBIT D SCHEDULE 3

                                PRELIMINARY PLAN


                         [FLOOR PLAN SUITE 200 GRAPHIC]

                                   EXHIBIT "E"

                           PROHIBITED USES OF PREMISES

        Notwithstanding anything to the contrary contained in the Lease, the Premises shall not be used for or as:

        (a) a school or other school or instructional activities and purposes; a church or other religious activities; a trade association office or facility or to promote any trade association activities or similar purposes; a union office or to promote union activities or purposes; government owned or affiliated office or facility; any pornographic or prurient sex related activity or purpose (such as, but not limited to, an escort service or telephone sex service); a medical or dental office; or

        (b) any office that, by its nature, shall involve operations substantially on a round-the-clock, 24 hour basis; or shall constitute a material additional burden to the services of the Building as compared to normal general office uses for standard building hours and holidays.

                                  EXHIBIT "F"

                              SPECIAL STIPULATIONS

        1. Right of First Refusal. Provided this Lease is then in full force and effect and Tenant is in full compliance with the terms and conditions of this Lease, and there is no sublease of any portion of the Premises or assignment of any of Tenant's interest in the Lease, Landlord hereby grants Tenant the right to lease the approximately 1,338 rentable square feet known as "Suite 290" in the Building (the "Expansion Space") in accordance with the within terms and conditions. Should Landlord receive an offer from an unaffiliated third party to lease the Expansion Space, upon terms and conditions and at a rental rate acceptable to Landlord, Landlord shall notify Tenant thereof in writing, and offering to lease the Expansion Space to Tenant upon the same terms and conditions as leased under this Lease. Tenant shall have three (3) days to accept or reject such offer. If Tenant rejects such offer or fails to respond within said three (3) day period, then Landlord shall be entitled to rent said space to such third party. If Tenant accepts said offer, then Tenant shall have leased such space upon the same terms and conditions as leased under this Lease and for a term co-terminus with the Lease, except that the space shall be leased "as is, where is". The Rent for said Expansion Space shall commence on the earlier to occur of (i) thirty (30) days after Tenant accepts such offer for such Expansion Space, or (ii) on the date Tenant occupies said Expansion Space.


        2. See "Exactium Additional Language" regarding additional space

                          EXACTIUM ADDITIONAL LANGUAGE

     If Tenant desires to lease at least an additional five thousand (5,000) rentable square feet in the Building (the "Expansion Space"), as such desire is evidenced by a notice to Landlord, then Landlord shall endeavor to provide such space to Tenant in the Building, subject to and conditioned upon the following:

          (i) Tenant must be in compliance with all terms and conditions of this Lease for such options to be effective;

          (ii) Landlord may provide such Expansion Space to Tenant in any location or locations within the Building as Landlord elects as long as such space is at least five thousand (5,000) rentable square feet in size, in the aggregate, and such space may be offered in one or more blocks of space, and may not be contiguous to the Premises;

          (iii) Once Landlord provides the Expansion Space, then Tenant shall be obligated and hereby covenants and agrees to lease such Expansion Space. Such Expansion Space shall be leased to Tenant on an "as is, where is" basis, on the same terms and conditions as the Premises is leased to Tenant, at the same rate of Rent (on a per square foot per annum basis), for a term co-terminus with the Term, with any allowances provided for under the Lease pro-rated to reflect the shorter duration of the Term.

          (iv) If Landlord is not able to provide such space to Tenant within ninety (90) days after Tenant first gives notice to Landlord of Tenant's desire to so lease such Expansion Space, then Tenant shall have the right to terminate this Lease and lease space in another building owned by Landlord, such option to be exercised, if at all, within ten (10) days after Tenant first has notice that Landlord is unable to provide such space to Tenant, and such termination to be effective no less than ninety (90) days after Tenant's notice of termination to Landlord; provided, however, as a part of and at the time of such cancellation Tenant shall pay to Landlord the unamortized amount of the leasing commissions incurred as a part of this Lease (such amortization occurring over the full term of the Lease, on a straight-line basis).

                                   EXHIBIT "G"

                            COMPLEX STANDARD SERVICES

        Landlord shall furnish the following services to Tenant during the Term (the "Building Standard Services"):

        (a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with comparable office buildings to the Complex.

        (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions hereinafter provided, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with comparable office buildings to the Complex. In order to enable the central heating and air conditioning system to operate efficiently, Tenant agrees that it will not place within the Premises more than one (1) person per 175 square feet of rentable area. Such heating and air conditioning shall be furnished between 8:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

        (c) Electric lighting service for all public areas and special service areas of the Complex in the manner and to the extent reasonably deemed by Landlord to be in keeping with the first-class standards of the Complex.

        (d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the firstclass standards of the Complex.

        (e) Sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 1.25 watts per square foot of rentable area; and (ii) lighting (277 volts), provided that the total rated electrical design load for said lighting shall not exceed 1.40 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard rated electrical design load").

        Should Tenant's total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers shall be hereinafter referred to as the "additional electrical equipment"). If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard rated electrical design load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

        The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any expenses incurred by Landlord in connection with the metering thereof.

        If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

        If Tenant requires that certain areas within Tenant's Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

        (f) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

        (g) Non-exclusive multiple elevator cab passenger service to the Premises during Building Operating Hours (as hereinabove defined) and at least one (1) elevator cab passenger service to the floors) on which the Premises are located twenty-four (24) hours per day during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

        To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its best efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful act of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, not be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

        The following dates shall constitute "Holidays" as that term is used in this Lease Agreement: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease Agreement.

                                  EXHIBIT "H"

                                    GUARANTY

TERMS OF LEASE

Exactium, Ltd.

The original Lease agreement for the Exactium, Ltd offce is in Hebrew. Therefore, we have provided this summary of the terms of the agreement:

Planned Disposition: The landlord is terminating this lease effective May 1, 2000 because another party wishes to lease the space. Instead of subleasing, the new tenant will contract directly with the landlord and terminate Exactium's remaining obligation.

Rent Period: 5 years

Start Date: 10/1/97

Payment Dates: Every three months, in advance

Payment Amount: NIS 6,645 per month
          Exchange rate for 2/29/00 was 4.032 NIS/$
          Therefore, this is about $1,648.07 per month

The lease payment is linked to the Israeli pricing index.

The lease payment includes 3 parking places.

Management fees: $1.75 per square meter per month

Square meters: 136

City tax: NIS 648 per month (About 160.71 USD)

Offce cleaning: NIS 261 per month (About 64.73 USD)

Electricity: Average of NIS 200 per month (About 49.60 USD)

Agreement may be canceled with six months' advance notice but not before three years have elapsed.

If the agreement is canceled, a fine will be due. If the agreement is canceled before four years have elapsed, the fine will be one month for each two months that have been canceled. If the agreement is canceled after four years have elapsed, the fine will be one month for each three months that have been canceled.

Long-Term Loans / Capital Lease Obligations
Exactium Inc.
12/31/99

    Loan            Balance       2000        2001        2002       Total      Total ST    Total LT     Total
    ----            -------       ----        ----        ----       -----      --------    --------     -----
Dolphin Capital       1,889       1,210         679           0       1,889       1,210         679       1,889
Dell Financing          797         797           0           0         797         797           0         797
PM Group Life        24,508      24,508           0           0      24,508      24,508           0      24,508
Great America        17,636       6,740       7,155       3,741      17,636       6,740      10,897      17,636

Total                44,830      33,254       7,834       3,741      44,830      33,254      11,575      44,830

Exactium, Inc.
Capital Lease Schedules

Laptop Computers - 2
Lessor:     Dolphin Capital
Payments:   Monthly
Term:                           36 $1 Buy out
Monthly Payment:         $  118.28
Fair Market Value:       $3,389.00
Interest Rate                15.48%


                    Interest     Principal     Balance
                    --------     ---------     -------
     Jul-98           43.72        74.56       3,314.44
     Aug-98           42.76        75.52       3,238.91
     Sep-98           41.78        76.50       3,162.42
     Oct-98           40.80        77.48       3,084.93
     Nov-98           39.80        78.48       3,006.45
     Dec-98           38.78        79.50       2,926.95
     Jan-99           37.76        80.52       2,846.43
     Feb-99           36.72        81.56       2,764.87
     Mar-99           35.67        82.61       2,682.25
     Apr-99           34.60        83.68       2,598.57
     May-99           33.52        84.76       2,513.82
     Jun-99           32.43        85.85       2,427.96
     Jul-99           31.32        86.96       2,341.01
     Aug-99           30.20        88.08       2,252.92
     Sep-99           29.06        89.22       2,163.71
     Oct-99           27.91        90.37       2,073.34
     Nov-99           26.75        91.53       1,981.80
     Dec-99           25.57        92.71       1,889.09
     Jan-00           24.37        93.91       1,795.18
     Feb-00           23.16        95.12       1,700.06
     Mar-00           21.93        96.35       1,603.74
     Apr-00           20.69        97.59       1,506.12
     May-00           19.43        98.85       1,407.26
     Jun-00           18.15        100.13      1,307.14
     Jul-00           16.86        101.42      1,205.72
     Aug-00           15.55        102.73      1,102.99
     Sep-00           14.23        104.05        998.94
     Oct-00           12.89        105.39        893.55
     Nov-00           11.53        106.75        786.80
     Dec-00           10.15        108.13        678.67
     Jan-01            8.75        109.53        569.14
     Feb-01            7.34        110.94        458.20
     Mar-01            5.91        112.37        345.83
     Apr-01            4.46        113.82        232.01
     May-01            2.99        115.29        116.73
     Jun-01            1.51        116.77         (0.05)

Exactium, Inc.
Capital Lease Schedules

DESKTOP WORKSTATION
LESSOR:                 Dell Financial
PAYMENTS:               Monthly
TERM:                           24 $1 Buy Out
MONTHLY PAYMENT:                    $  118.75
FAIR MARKET VALUE:                  $2,500.00
INTEREST RATE:                          12.91%


                                Interest        Principal       Balance
Aug-98                            26.90           91.85         2,408.15
Sep-98                            25.91           92.84         2,315.30
Oct-98                            24.91           93.84         2,221.46
Nov-98                            23.90           94.85         2,126.61
Dec-98                            22.88           95.87         2,030.74
Jan-99                            21.85           96.90         1,933.84
Feb-99                            20.80           97.95         1,835.89
Mar-99                            19.75           99.00         1,736.89
Apr-99                            18.69          100.06         1,636.83
May-99                            17.61          101.14         1,535.69
Jun-99                            16.52          102.23         1,433.46
Jul-99                            15.42          103.33         1,330.13
Aug-99                            14.31          104.44         1,225.69
Sep-99                            13.19          105.56         1,120.13
Oct-99                            12.05          106.70         1,013.43
Nov-99                            10.90          107.85           905.58
Dec-99                             9.74          109.01           796.57
Jan-00                             8.57          110.18           686.39
Feb-00                             7.38          111.37           575.03
Mar-00                             6.19          112.56           462.47
Apr-00                             4.98          113.77           348.69
May-00                             3.75          115.00           233.69
Jun-00                             2.51          116.24           117.46
Jul-00                             1.26          117.49            (0.03)

                     PM GROUP -- VARIOUS COMPUTER EQUIPMENT

Exactium, Inc.
Capital Lease Schedules

Payment Amount           $5,000.00
Number of Payments              12
Annual Interest                 8%
Present Value           $57,478.91

  PAYMENT      PAYMENT        PAYMENT      INTEREST    PRINCIPAL     INTEREST        REMAINING
   NUMBER       DATE           AMOUNT       RATE        AMOUNT        AMOUNT         PRINCIPAL
     1          6/1/99        $5,000.00      0.67%     $4,616.81      $383.19        $52,862.10
     2          7/1/99        $5,000.00      0.67%     $4,647.59      $352.41        $48,214.52
     3          8/1/99        $5,000.00      0.67%     $4,678.57      $321.43        $43,535.95
     4          9/1/99        $5,000.00      0.67%     $4,709.76      $290.24        $38,826.49
     5         10/1/99        $5,000.00      0.67%     $4,741.16      $258.84        $34,085.03
     6         11/1/99        $5,000.00      0.67%     $4,772.77      $227.23        $29,312.26
     7         12/1/99        $5,000.00      0.67%     $4,804.58      $195.42        $24,507.68
     8          1/1/00        $5,000.00      0.67%     $4,836.62      $163.38        $19,671.06
     9          2/1/00        $5,000.00      0.67%     $4,868.86      $131.14        $14,802.20
    10          3/1/00        $5,000.00      0.67%     $4,901.32       $98.68         $9,900.88
    11          4/1/00        $5,000.00      0.67%     $4,933.99       $66.01         $4,966.89
    12          5/1/00        $5,000.00      0.67%     $4,966.89       $33.11            ($0.00)

Totals                       $60,000.00               $57,478.91    $2,521.09

Phone system (Great America Leasing)
3/17/00 12:16

Payment Amount              $634.53
Number of Payments               36
Annual Interest                  6%
Present Value            $20,857.65



     Payment   Invoice   Payment   Interest  Principal  Interest  Remaining
     Number     Date     Amount      Rate     Amount     Amount   Principal
      1         7/12/99  $634.53     0.50%    $530.24   $104.29   $20,327.40
      2         8/12/99  $634.53     0.50%    $532.89   $101.64   $19,794.51
      3         9/12/99  $634.53     0.50%    $535.56    $98.97   $19,258.95
      4        10/12/99  $634.53     0.50%    $538.24    $96.29   $18,720.72
      5        11/12/99  $634.53     0.50%    $540.93    $93.60   $18,179.79
      6        12/12/99  $634.53     0.50%    $543.63    $90.90   $17,636.16
      7         1/12/00  $634.53     0.50%    $546.35    $88.18   $17,089.81
      8         2/12/00  $634.53     0.50%    $549.45    $85.45   $16,540.73
      9         3/12/00  $634.53     0.50%    $551.83    $82.70   $15,988.90
     10         4/12/00  $634.53     0.50%    $554.59    $79.94   $15,434.32
     11         5/12/00  $634.53     0.50%    $557.36    $77.17   $14,876.96
     12         6/12/00  $634.53     0.50%    $560.15    $74.38   $14,316.82
     13         7/12/00  $634.53     0.50%    $562.95    $71.58   $13,753.87
     14         8/12/00  $634.53     0.50%    $565.76    $68.77   $13,188.11
     15         9/12/00  $634.53     0.50%    $568.59    $65.94   $12,619.52
     16        10/12/00  $634.53     0.50%    $571.43    $63.10   $12,048.09
     17        11/12/00  $634.53     0.50%    $574.29    $60.24   $11,473.80
     18        12/12/00  $634.53     0.50%    $577.16    $57.37   $10,896.64
     19         1/12/01  $634.53     0.50%    $580.05    $54.48   $10,316.59
     20         2/12/01  $634.53     0.50%    $582.95    $51.58    $9,733.64
     21         3/12/01  $634.53     0.50%    $585.86    $48.67    $9,147.78
     22         4/12/01  $634.53     0.50%    $588.79    $45.74    $8,558.99
     23         5/12/01  $634.53     0.50%    $591.74    $42.79    $7,967.25
     24         6/12/01  $634.53     0.50%    $594.69    $39.84    $7,372.56
     25         7/12/01  $634.53     0.50%    $597.67    $36.86    $6,774.89
     26         8/12/01  $634.53     0.50%    $600.66    $33.87    $6,174.24
     27         9/12/01  $634.53     0.50%    $603.66    $30.87    $5,570.58
     28        10/12/01  $634.53     0.50%    $606.68    $27.85    $4,963.90
     29        11/12/01  $634.53     0.50%    $609.71    $24.82    $4,354.19
     30        12/12/01  $634.53     0.50%    $612.76    $21.77    $3,741.43
     31         1/12/02  $634.53     0.50%    $615.82    $18.71    $3,125.61
     32         2/12/02  $634.53     0.50%    $618.90    $15.63    $2,506.71
     33         3/12/02  $634.53     0.50%    $622.00    $12.53    $1,884.71
     34         4/12/02  $634.53     0.50%    $625.11     $9.42    $1,259.61
     35         5/12/02  $634.53     0.50%    $628.23     $6.30      $631.37
     36         6/12/02  $634.53     0.50%    $631.37     $3.16       ($0.00)

Totals                $22,843.08           $20,857.65 $1,985.43

                                   APPENDIX K

                       TENANT\CONTRACTOR ASBESTOS NOTICE

TO:
FROM:
DATE:

We are committed to making Lakeside Office Park a safe and comfortable place to work. This facility was constricted at a time when asbestos (a naturally occurring mineral) was extensively used.

When in good condition, and not disturbed, asbestos-containing materials (ACM) should not pose a health hazard,. There are no regulations requiring removal of intact ACM in good condition unless disturbed by repair or renovation activity. Do not disturb materials on the attached list, which identifies ACM locations in this facility.

To reduce future risk, we have had an Operations and Maintenance Manual prepared to provide guidance for those working on repair, renovation or installation within our building until the asbestos is removed. To examine the Operations and Maintenance Manual, contact Anne Wood/Malcolm Wordin, the "Asbestos Coordinator".

Under the facility's Asbestos Operations and Maintenance Plan, contractor and tenant employees must comply with the following general

        1. Personnel of tenants and contractors performing any abatement, maintenance, renovation or cleaning activity in or near areas where ACM are present and may be disturbed must refer to the Operations and Maintenance Plan for appropriate guidance before beginning work. Such work shall only be performed by personnel who have been specially trained and authorized.

        2. If ACM have been damaged or disturbed, do not try to sweep them up or otherwise further disturb them. Disturbing the materials may spread the asbestos fibers and make them airborne. Disturbed ACM must be cleaned by trained personnel according to approved procedures.

        3. Any incidents involving damage to or significant changes in the condition of ACM must be reported immediately to the Asbestos Coordinator.

I have read and understand this notice. I will ensure that my company's employees will follow the procedures and requirements as outlined above and in the Operations and Maintenance Plan.

Signature  /s/ JEANNE B. JAMBOR
         -----------------------------------

Print Name  JEANNE B. JAMBOR
          ----------------------------------

Print Company Name  Exactium, Inc.
                  --------------------------














                                      K-1